UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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☒           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

Nathan’s Famous, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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NATHAN’S FAMOUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 14, 2016

To our Stockholders:

The Annual Meeting of Stockholders of NATHAN’S FAMOUS, INC. (“Nathan’s” or the “Company”), will be held on Wednesday, September 14, 2016, at our offices located at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m. At the meeting, you will be asked to consider and vote on:

•	The election of eight directors to the Board of Directors;

•	Approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan;

•	Approval of the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan; and

•	Ratification of the appointment of Grant Thornton LLP as auditors of the Company for fiscal 2017.

Action will also be taken on any other matters that properly come before the meeting. If you are a stockholder of record at the close of business on July 20, 2016, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 29, 2016.

Please sign, date and return the enclosed WHITE proxy card as soon as possible so your shares may be voted as you direct.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., at the contact information listed below:

105 Madison Avenue
New York, New York 10016
Stockholders call toll free at (800) 322-2885
Banks and Brokers may call collect at (212) 929-5500
proxy@mackenziepartners.com

By Order of the Board of Directors,

/s/ Ronald G. DeVos

Ronald G. DeVos
Secretary

Jericho, New York
July 28, 2016

Table of Contents

Page

ABOUT THE MEETING	1
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	8
PROPOSAL 1 — ELECTION OF DIRECTORS	9
CORPORATE GOVERNANCE	14
Board Leadership	14
Code of Ethics	14
Risk Oversight	15
Director Independence	15
Stock Ownership Guidelines	15
Board of Directors and Committee Meetings	15
Director Attendance at Annual Meetings	18
Policy For Stockholder Communications	18
Certain Relationships and Related Persons Transactions	18
PROPOSAL 2 — APPROVAL OF THE NATHAN’S FAMOUS, INC FISCAL 2017 MANAGEMENT INCENTIVE PLAN	21
Purpose	21
Eligible Employees	22
Determination of Incentive Awards	22
Plan Benefits	25
Board Recommendation	25
PROPOSAL 3 — APPROVAL OF THE NATHAN’S FAMOUS, INC. CODE SECTION 162(M) BONUS PLAN	26
Purpose	26
Eligible Employees	27
Administration	27
Performance Goals/Performance Periods	28
Establishment of Performance Goals	29
Certification and Determination of Bonuses	30
Maximum Dollar Value of Bonuses	31
No Duplication of Benefits	31
Payment of Bonuses	31
Duration and Amendment	31
Federal Income Tax Consequences	31
Plan Benefits	32
Board Recommendation	32
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS AUDITORS “FOR” FISCAL 2017	33
AUDIT FEES	34
Principal Accountant Fees and Services	34
Audit Committee Pre-Approval	34
AUDIT COMMITTEE REPORT	35
SECURITY OWNERSHIP	36
MANAGEMENT	38
Officers of the Company	38

i

EXECUTIVE COMPENSATION	40
Compensation Discussion and Analysis	40
Stock Ownership Guidelines	48
Tax and Accounting Implications	48
Compensation Committee Report	49
Compensation Committee Interlocks and Insider Participation	50
Compensation of NEOs	50
Nonqualified Deferred Compensation	54
Potential Payments Upon Termination or Change-in-Control	54
Risk Considerations in our Compensation Programs	58
Equity Plan Information	59
Non-Employee Director Compensation	59
ANNUAL REPORT	60

APPENDIX A
APPENDIX B

ii

NATHAN’S FAMOUS, INC.
One Jericho Plaza
Jericho, New York 11753

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Wednesday, September 14, 2016

The Annual Meeting of Stockholders of Nathan’s Famous, Inc. (“Nathan’s” or the “Company”), will be held on Thursday , September 14, 2016, at our headquarters at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m.

Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting or any adjournments of that meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report is first being sent to stockholders on or about July 29, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 14, 2016. This proxy statement, the proxy card and annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy.

ABOUT THE MEETING

What is being considered at the annual meeting?

You will be voting for:

•	the election of eight directors for a term of one year or until their successors are elected and qualified;

•	approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan;

•	approval of the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan; and

•	the ratification of the appointment of Grant Thornton LLP as our auditors for fiscal 2017.

In addition, our management will report on our performance during fiscal 2016 and respond to your questions.

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by WHITE proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 20, 2016, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On July 20, 2016, we had 4,172,055 shares issued and outstanding, excluding treasury shares.

Who can vote at the meeting?

You may vote if you owned stock as of the close of business on July 20, 2016. Each share of stock is entitled to one vote.

Are any other directors being nominated?

No. A stockholder that previously advised the Company of his intention to nominate himself for election as a director at the annual meeting has advised the Board of Directors that he has withdrawn his nomination and will not be seeking his election at the annual meeting. Accordingly, the only director candidates nominated for election at the annual meeting are Robert J. Eide, Eric Gatoff, Brian S. Genson, Barry Leistner, Howard M. Lorber, Wayne Norbitz, A. F. Petrocelli and Charles Raich.

What should I do if I receive more than one WHITE proxy card or other set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date and return all WHITE proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 800-937-5449.

How do I vote?

If you are a record holder of shares of common stock, you can vote in four ways:

1.
Over the Internet: Refer to the enclosed WHITE proxy card or voting instruction form for instructions on voting your shares over the Internet, which will include the website and the control number to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

2.
By Telephone: Refer to the enclosed WHITE proxy card or voting instruction form for instructions on voting your shares by telephone, which will include a toll-free number for the United States, Canada and Puerto Rico and the control number to access your account. Simply follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

3.
By Mail: If you received your proxy materials by mail, complete and sign your WHITE proxy card or voting instruction form and mail it in the enclosed postage prepaid envelope we provided so that it is received by September 13, 2016, the day before the annual meeting, to be sure it is received in time to count.

4.
In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the annual meeting.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

Will my shares be voted if I do not provide my proxy?

Under applicable rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Grant Thornton LLP as our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item under applicable rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the annual meeting are “non-discretionary” and if you do not instruct your broker how to vote with respect to such proposals, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What vote is required to approve each of the matters to be considered at the meeting?” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (July 20, 2016) in order to be admitted to the meeting on September 14, 2016. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Can I change my mind after I vote?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my WHITE proxy card but do not include voting instructions?

WHITE proxy cards that are signed and returned but do not include voting instructions will be voted “FOR” the election of the nominee directors recommended by the Board of Directors, “FOR” approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan, “FOR” approval of the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan and “FOR” the ratification of the appointment of Grant Thornton LLP.

What vote is required to approve each of the matters to be considered at the meeting?

Proposal 1: Election of Directors. Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the annual meeting will be uncontested.  “Plurality” means that the eight individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

Proposal 2: Approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan. To be approved, this proposal to approve the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. For this proposal, brokerage firms do not have authority to vote shares of their customers that are in held “street name.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal 3: Approval of the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan. To be approved, this proposal to approve the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. For this proposal, brokerage firms do not have authority to vote shares of their customers that are held in “street name.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4: Ratification of Independent Registered Public Accounting Firm. To be approved, this proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” If a broker does not exercise this authority, it will result in a broker non-vote. Broker non-votes will have no effect on the outcome of this proposal.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, on a ballot voted in person at the meeting or in accordance with the instructions provided by your broker. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they are broker non-votes. Assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, par value $.01 per share (“Common Stock”) will tabulate the votes.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote on the WHITE proxy card:

“FOR” the election of each of the eight nominees, Robert J. Eide, Eric Gatoff, Brian S. Genson, Barry Leistner, Howard M. Lorber, Wayne Norbitz, A. F. Petrocelli and Charles Raich, proposed by the Board of Directors to serve as directors, each for a term of one year (Proposal 1);

“FOR” approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan (Proposal 2);

“FOR” approval of the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan (Proposal 3); and

“FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2017 fiscal year (Proposal 4).

Where can I find the voting results?

We will report the voting results in a Form 8-K within four business days after the end of our annual meeting.

How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2017 Annual Meeting?

If you are interested in submitting a proposal for inclusion in our proxy statement for the 2017 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2017 Annual Meeting of Stockholders at our principal corporate offices in Jericho, New York no later than March 31, 2017.

In addition, our bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8.

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. Pursuant to our bylaws, in order to be timely, the notice must be delivered:

•
in the case of an annual meeting, not later than 60 days and not earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the notice must be received no earlier than 90 days prior to the meeting and not later than the close of business on the later of (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which we publicly announce the date of the meeting; and

•
in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of Common Stock of Nathan’s which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address and (b) the number of shares of Nathan’s Common Stock which are owned beneficially or of record by him. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Pursuant to our bylaws, if notice of any stockholder proposal is received before June 16, 2017, or after July 16, 2017, then the notice will be considered untimely and we are not required to present such proposal at the 2016 Annual Meeting. Additionally, if the Board of Directors chooses to present a proposal submitted after July 16, 2017, at the 2017 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2017 Annual Meeting may exercise discretionary voting power with respect to such proposal.

These requirements are separate from and in addition to the requirements of the Securities and Exchange Commission (the “SEC”) that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Any proposals, nominations or notices should be sent to:

Nathan’s Famous, Inc.
One Jericho Plaza
Second Floor — Wing A
Jericho, New York 11573
Attention: Corporate Secretary

What are the costs of soliciting these proxies and who will pay?

We will bear the costs of mailing the proxy statement and solicitation of proxies, which we estimate to be approximately $35,000. We have engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of our proxies for the annual meeting.  The Company has agreed to pay MacKenzie a fee of $10,000 for its services and the Company will reimburse MacKenzie for its reasonable expenses and will indemnify MacKenzie and its affiliates against certain claims, liabilities, losses, damages and expenses. MacKenzie expects that approximately 20 of its employees will assist in the solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees and representatives of MacKenzie may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. To the extent necessary in order to assure sufficient representation, our officers and regular employees and representatives of MacKenzie may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their WHITE proxies without delay.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, MacKenzie, at the contact information listed below:

105 Madison Avenue
New York, New York 10016
Stockholders call toll free at (800) 322-2885
Banks and Brokers may call collect at (212) 929-5500
proxy@mackenziepartners.com

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Nathan’s Famous, Inc., One Jericho Plaza, Jericho, New York 11753, telephone: (516) 338-8500. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Directors are elected to a one-year term at each annual meeting of stockholders. Our Board of Directors now consists of eight directors, as set forth below, each of whom has consented to be nominated and to serve if elected.

Name	Age	Principal Occupation	Director Since
Robert J. Eide(1)(2)(3)	63	Chairman and Chief Executive Officer – Aegis Capital Corp.	1987
Eric Gatoff	47	Chief Executive Officer – Nathan’s	2005
Brian S. Genson(1)(2)(3)	67	President – F1Collectors.com	1999
Barry Leistner(1)(2)	65	President and Chief Executive Officer – Koenig Iron Works, Inc.	1989
Howard M. Lorber	67	President and Chief Executive Officer – Vector Group Ltd., Executive Chairman of the Board - Nathan’s	1987
Wayne Norbitz	68	Former President, Chief Operating Officer - Nathan’s	1989
A. F. Petrocelli(3)	72	President, Chief Executive Officer and Chairman of the Board – United Capital Corp.	1993
Charles Raich(3)	73	Founding Partner (Retired) – Raich Ende Malter & Co., LLP	2004
___________
(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

Unless you indicate otherwise, shares represented by executed WHITE proxies will be voted “FOR” the election as directors of the persons listed above. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable to serve or for good cause will not serve as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating Committee may recommend, and the Board may propose, a substitute nominee(s) at the annual meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee(s). If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.

Director Qualifications

Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, and skills and attributes to guide the Company and function effectively as a board. We believe that each of our nominees has the necessary professional experience to provide effective oversight of the Company’s business. We also believe each of our nominees has other attributes necessary to create an effective board, such as high personal and professional ethics, business and professional experience, integrity and values; practical wisdom and judgment; and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of Nathan’s.

All directors standing for election at the 2016 annual meeting have previously been elected by Nathan’s stockholders.

Director Biographies

The following is a brief account of our directors’ business experience:

Robert J. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide served as a director of Vector Group Ltd. and VGR Holding, Inc., from November 1993 until November 2011. Mr. Eide also served as a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm from 2001 until September 2011. The Board determined that Mr. Eide should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.

Eric Gatoff has been our Chief Executive Officer since January 2007. Prior to becoming our Chief Executive Officer, he was Vice President and Corporate Counsel from October 2003. Prior to joining us, Mr. Gatoff was a partner at Grubman, Indursky & Schindler, P.C., a law firm specializing in intellectual property, media and entertainment law. Mr. Gatoff is a member of the New York State Bar Association and holds a B.B.A. in Finance from George Washington University and a J.D. from Fordham University School of Law. The Board determined that Mr. Gatoff should continue to serve as a director due to the knowledge and managerial experience he has attained as serving as our general counsel from 2003 and as our Chief Executive Officer since 2007, as well as his service as a director of the Company.

Brian S. Genson has been President of F1Collectors.com, a company engaged in the motor sport business, since 2006. Mr. Genson has also been president of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson serves as a managing director of F1Collectors.com and F1 Action located in Buntingford, England, which is engaged in investing in the motor sport industry. Mr. Genson has been a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since 2004. Mr. Genson was also responsible for introducing Ben and Jerry’s Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan’s from 1987 to 1989. The Board determined that Mr. Genson should continue to serve as a director due to his managerial experience and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.

Barry Leistner has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also engaged in general construction and real estate development in New York. The Board determined that Mr. Leistner should continue to serve as a director due to his managerial experience, his experience in real estate development and construction, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company.

Howard M. Lorber has been our Executive Chairman of the Board since January 2007 and a director since 1987. Mr. Lorber previously served as our Chairman of the Board from 1990 through December 2006 and as our Chief Executive Officer from 1993 until December 2006. Mr. Lorber has been President and Chief Executive Officer of Vector Group Ltd., a holding company, since January 2006 and a director since January 2001 and was President and Chief Operating Officer from January 2001 to December 2005. Mr. Lorber has been Vice Chairman of the Board of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since July 2006 and was Chairman from May 2001 to July 2006, a director of Morgans Hotel Group, a hotel company since March 2015 and Chairman of such entity since May 2015. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley Corporation, where he also served as a director. Mr. Lorber has served as a director of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, since May 1991, which ceased to be a public reporting company in 2011. He is also a trustee of Long Island University. The Board determined that Mr. Lorber should continue to serve as a director due to the knowledge and managerial experience he has attained serving as our Chief Executive Officer from 1993 through 2006 and as Executive Chairman since 2007, which brings historic knowledge and continuity to the Board, as well as the experience he has attained through his service as a officer and director of other publicly-traded corporations.

Wayne Norbitz is currently a consultant to the Company.  Mr. Norbitz was an employee of the Company from 1975 to August 2015, including our President and Chief Operating Officer from October 1989 to August 2015. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Effective August 7, 2015, Mr. Norbitz  retired and became a consultant to the Company. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson’s Corporation. Mr. Norbitz is also a member of the Board of Directors of the Coney Island Alliance. The Board determined that Mr. Norbitz should continue to serve as a director due to the knowledge and managerial experience he has attained previously serving as one of our executive officers in various capacities since October 1989, which brings historic knowledge and continuity to the Board.

A. F. Petrocelli has been the Chairman of the Board, President and Chief Executive Officer of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, since 1981, which ceased to be a public reporting company in 2011. He was a director of the Boyar Value Fund, Inc., a public mutual fund, from 1997 to 2007. The Board determined that Mr. Petrocelli should continue to serve as a director due to his managerial experience, his experience in the real estate industry, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company and as a director of other publicly-traded companies.

Charles Raich has been a Retired Founding Partner since December 31, 2014 of Raich Ende Malter & Co., LLP, a registered public accounting firm, which he founded in 1972. Prior to that time, he was Founding Partner from January 2013 and Co-Managing Partner from 2010 to January 2013 and prior thereto for more than the past five years, Mr. Raich was the Managing Partner of Raich Ende Malter & Co., LLP. His early career included positions at both Lybrand, Ross Brothers and Montgomery and Gruntal & Co. Mr. Raich is a graduate of Hofstra University and is a certified public accountant. The Board determined that Mr. Raich should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company.

Board Recommendation

The Board of Directors unanimously recommends a vote on the WHITE proxy card “FOR” the election each of the directors listed above.

CORPORATE GOVERNANCE

Board Leadership

The Executive Chairman of the Board is Howard Lorber. The Chairman and Chief Executive Officer roles are split, and Eric Gatoff serves as Chief Executive Officer. As the former Chief Executive Officer, the Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also approves the agenda for Board meetings and leads the Board in its discussions. The Chief Executive Officer is responsible for implementing the Company’s strategic and operating objectives and day-to-day decision-making related to such implementation. The Board believes that the separation of the offices of Executive Chairman and Chief Executive Officer is appropriate as it allows Mr. Gatoff to focus primarily on his management responsibilities. Unless invited, none of our management directors (consisting of Messrs. Lorber and Gatoff) participates in sessions of non-management directors. Our non-management directors generally meet twice annually in a formal executive session without management. Typically, our non-management directors also have informal meetings without management in conjunction with our regular Audit or Board meetings. In addition, we have designated a Lead Independent Director (A.F. Petrocelli), who is expected to lead sessions of, and facilitate communications among, our non-employee directors.

The Board currently has three standing committees (Audit, Compensation and Nominating) that are chaired and composed entirely of directors who are independent under NASDAQ rules. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure, with the Executive Chairman of the Board leading Board discussions, and the Lead Independent Director leading non-management executive sessions, is appropriate.

Our Board of Directors is our Company’s ultimate decision-making body except with respect to those matters reserved to the stockholders. Our Board selects our senior management team, which is charged with the conduct of our business. Having selected our senior management team, our Board acts as an advisor and counselor to senior management and oversees its performance.

Code of Ethics

Our Board of Directors has adopted a Financial Officer Code of Ethics applicable to the Company’s Executive Chairman, Chief Executive Officer, Chief Financial Officer and all other members of the Company’s Finance Department. This Code of Ethics is posted on the Company’s website, within a broader Code of Business Conduct and Ethics, at www.nathansfamous.com in the Investor Relations section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, the provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of such provision of our Code of Ethics by posting such information on our website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated from the Board to the Audit Committee. Management has provided the Audit Committee with its assessment of the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviewed the compensation program with respect to incentives for risk-taking by employees.  In addition, the Compensation Committee has adopted the Fiscal 2017 Management Incentive Plan subject to stockholder approval.

Director Independence

The Board of Directors has determined that each of Messrs. Eide, Genson, Leistner, Petrocelli and Raich are independent in accordance with NASDAQ rules. To determine independence, the Board of Directors adopted and applied the categorical standards of independence included in NASDAQ Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. The Board considered the Company’s relationship with Raich Ende Malter & Co., LLP, an accounting firm that provides tax services to Nathan’s and of which Charles Raich is a Retired Founding Partner and determined that the relationship is on arms-length terms and is not material to either Nathan’s or Mr. Raich.

Stock Ownership Guidelines

We have established stock ownership guidelines for our directors and executive officers. Under our guidelines, each officer and director is required to retain 33 1/3% of the total number of option shares then-issued upon exercise. In addition, officers and directors are required to retain 33 1/3% of the shares owned on June 1, 2009 (the date that the stock ownership guidelines were adopted), although the Board may determine to waive the requirement that shares be retained under certain circumstances. In connection with the repurchase by the Company of shares held by Mr. Norbitz, the Company waived these requirements.

Board of Directors and Committee Meetings

There were eight meetings of the Board of Directors during the fiscal year ended March 27, 2016. All Directors attended at least 75% of the meetings of the Board of Directors.

Our Board of Directors currently has three standing committees: the Audit Committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act), the Compensation Committee and the Nominating Committee. Each director who served on these committees during fiscal 2016 met the criteria for independence, as that term is defined by the SEC and NASDAQ Listing Rules. We select independent directors as members of these committees with the expectation that they will be free of relationships that might interfere with their exercise of independent judgment.

Audit Committee

For the fiscal year ended March 27, 2016, there were four meetings of the Audit Committee. All of the members of the Audit Committee attended at least 75% of the meetings of the Audit Committee. Our Audit Committee is involved in:

•
discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished to us by the independent auditors

•	the review of the adequacy and effectiveness of our internal controls over financial reporting. See “Audit Committee Report.”

In addition, our Audit Committee focuses on the qualitative aspects of our financial reporting to stockholders and on our processes to manage business and financial risk. Our independent registered public accounting firm reports directly and is held accountable to the Audit Committee in connection with the audit of our annual financial statements and related services. Our Audit Committee has sole authority over the appointment, compensation and oversight of the work of the independent registered public accounting firm, and where appropriate, the replacement of the independent registered public accounting firm.

The members of our Audit Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Audit Committee Charter is available on our website at www.nathansfamous.com.

We currently do not have an “audit committee financial expert.” Nevertheless, the Audit Committee has available to it the financial education and experience of Charles Raich, an independent director under NASDAQ listing standards, to perform the functions of an audit committee financial expert. Mr. Raich has the financial education and experience necessary to qualify as an “audit committee financial expert”; however, Mr. Raich has not served on the Audit Committee because, due to his association with Raich Ende Malter & Co., LLP, an independent public accounting firm which has received fees from Nathan’s in respect of tax services.

Compensation Committee

For the fiscal year ended March 27, 2016, there were two meetings of the Compensation Committee and the Compensation Committee also acted by unanimous written consent. Each of the members of the Compensation Committee attended all of the Compensation Committee meetings. Our Compensation Committee:

•	reviews the performance of our executive officers;

•
reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans as well as the criteria for the Fiscal 2017 Management Incentive Plan. See “Compensation Discussion and Analysis” and “Compensation Committee Report”; and

•	reviews director compensation.

Pursuant to its charter, the Compensation Committee has the ability to delegate its authority to subcommittees, although to date it has not done so.

The members of the Compensation Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Compensation Committee Charter is available on our website at www.nathansfamous.com.

Nominating Committee

For the fiscal year ended March 27, 2016, there was one meeting of the Nominating Committee. Each of the members of the Nominating Committee attended the meeting. Our Nominating Committee is responsible for:

•	reviewing suggestions of candidates for director made by directors, stockholders and management;

•	making recommendations to the Board regarding the composition of the Board;

•	nominating individual candidates for election to the Board; and

•
considering nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth above under “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2017 Annual Meeting?”

In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nathan’s; however, there are no stated minimum qualifications for director nominees.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Company’s policy is to have at least a majority of directors qualify as “independent” under the listing requirements of NASDAQ.

In the event of a vacancy on the Board, the Nominating Committee intends to identify and evaluate candidates by making requests of Board members and others for recommendations, requesting input from director search firms for identification and evaluation of candidates, meeting from time to time to evaluate biographical information and background material relating to potential candidates and having members of the Nominating Committee and the Board interview selected candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders on a timely basis, and that any such nomination accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected, the Nominating Committee will evaluate director candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.

Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth in Nathan’s bylaws and described in the response to the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2017 Annual Meeting?” above.

The members of the Nominating Committee are A.F. Petrocelli (Chairman), Brian Genson, Robert Eide and Charles Raich. A copy of our Nominating Committee Charter is available on our website at www.nathansfamous.com.

In addition, our independent directors met informally in conjunction with each regularly scheduled quarterly Board of Directors meeting and also met in a formal executive session twice during our fiscal year ended March 27, 2016.

Director Attendance at Annual Meetings

Our Board of Directors encourages director attendance at our Annual Meetings of Stockholders. All of the Company’s eight directors attended last year’s Annual Meeting.

Policy For Stockholder Communications

Mail can be addressed to directors in care of the Office of the Secretary, Nathan’s Famous, Inc., One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than junk mail or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Certain Relationships and Related Persons Transactions

In July 2007, the Board adopted written Related Person Transaction Policies and Procedures, which were revised in July 2009 (as revised, the “Related Person Policy”). The Related Person Policy covers transactions with the Company where the Related Person (a term that includes executive officers, directors, director nominees, holders of 5% or more of the Company’s stock (a “Significant Stockholder”) and immediate family members of the foregoing) had, has or will have a direct or indirect material interest and the amount involved meets or exceeds the minimum threshold for disclosure in the Company’s proxy statement under relevant SEC rules, which is currently $120,000. Pursuant to the Related Person Policy, all transactions that are subject to the policy must be approved or ratified by our Audit Committee.

The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. Under the Related Person Policy, the Audit Committee has considered and exempted certain transactions from the application of the Related Person Policy, as follows: (1) Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; (2) Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; (3) Interests arising from both the position and ownership level described in (1) and (2) above; (4) Interests arising solely from the Related Person’s position as an executive officer or employee of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated net sales of the recipient; (5) Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis; (6) A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee of the Board or recommended to the Board for approval by the Compensation Committee of the Board and then approved by the Board; (7) A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; (8) A transaction that is specifically contemplated by provisions of the certificate of incorporation or bylaws of the Company; (9) Interests arising solely from indebtedness of a Significant Stockholder or an immediate family member of a Significant Stockholder to the Company; (10) A transaction where the rates or charges involved in the transaction are determined by competitive bids; (11) A transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; or (12) A transaction that involves services as a bank depositary of funds, transfer agent registrar, trustee under a trust indenture, or similar services in accordance with certain SEC rules, including the employment of executive officers on terms approved by the Compensation Committee and the payment of compensation to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC.

In the event that prior approval is not feasible, the Related Person Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. On an annual basis, the Audit Committee is required to review all subsequent and previously approved or ratified related-party transactions that remain ongoing to determine whether they should continue.

To identify related-party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, require each of them to identify any transactions with us in which the officer or director or their family members have an interest; we post the Related Person Policy on our website; we will periodically distribute the Related Person Policy to our executive officers, directors and nominees; and we will periodically make internal inquiries regarding Company relationships with known entities that qualify as related parties.

In connection with entering into a Transition Agreement with Mr. Norbitz to address the retirement of Mr. Norbitz, the Company agreed to purchase from Mr. Norbitz 56,933 shares of the Company’s Common Stock at a purchase price of $40.28 per share, which was the closing price of the Company’s Common Stock as reported on the Nasdaq Global Market on June 10, 2015. Mr. Norbitz also entered into a Consulting Agreement in August 2015 pursuant to which he receives a consulting fee of $16,291 per month plus direct expenses for a one year period. During the fiscal year ended March 27, 2016, Mr. Norbitz received $136,857 pursuant to the Consulting Agreement.

PROPOSAL 2 — APPROVAL OF THE NATHAN’S FAMOUS, INC.  FISCAL 2017 MANAGEMENT INCENTIVE PLAN

Stockholders are requested in this Proposal 2 to approve the adoption of  the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan in the form attached hereto as Appendix A (the “2017 Management Plan”), including its performance-based provisions and provisions regarding maximum compensation and employees eligible to receive compensation.  On June 23, 2016 the Compensation Committee unanimously adopted a resolution approving the 2017 Management Plan subject to stockholder approval and declared it advisable that the Company’s stockholders approve the adoption of the 2017 Management Plan.  If this proposal is not approved by our stockholders, no awards will be granted under the terms and conditions of the 2017 Management Plan.

The 2017 Management Plan will permit annual cash bonus awards with respect to the Fiscal year ended March 26, 2017 to be structured to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Qualifying Awards.”

Generally, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to a company’s chief executive officer and three most highly compensated executive officers serving as of the end of any fiscal year, other than a company’s chief financial officer. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by a company’s stockholders. In addition, Section 162(m) provides that if a company retains the authority to change the targets under a performance goal, then a company must disclose the material terms of the performance goals to stockholders for re-approval every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below.

The following is a summary of the principal features of the 2017 Management Plan. This summary does not purport to be a complete description of all the provisions of the 2017 Management Plan and is qualified in its entirety by reference to the provisions of the 2017 Management Plan itself, which is attached as Appendix A to this proxy statement.

Purpose

The 2017 Management Plan, provides for certain employees of the Company and its subsidiaries who are executive officers and are designated (the “Covered Employees”) to receive the Qualifying Awards based on the achievement of specific goals and objectives as established by the Compensation Committee of the Board, which will administer the 2017 Management Plan.  The Compensation Committee has delegated the authority with respect to the 2017 Management Plan to its Performance-Based Compensation Subcommittee (the “Committee”).

By virtue of the authority delegated to Committee, the Committee has the exclusive power and authority, in its discretion, to: (i) interpret the 2017 Management Plan; (ii) approve the designation of Covered Employees eligible to participate in the 2017 Management Plan; (iii) set the performance criteria and performance period for Qualifying Awards within the 2017 Management Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce the amount of any Qualifying Award as provided in the 2017 Management Plan; (vi) authorize the payment of all benefits and expenses of the 2017 Management Plan as they become payable under the 2017 Management Plan; (vii) adopt, amend and rescind rules and regulations relating to the 2017 Management Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the 2017 Management Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the 2017 Management Plan in the manner and to the extent it deems necessary to carry the 2017 Management Plan into effect, but only to the extent any such action would be permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Committee’s determinations under the 2017 Management Plan need not be uniform and may be made selectively among Covered Employees whether or not such Covered Employees are similarly situated.   All decisions of the Committee on any question concerning the designation of Covered Employees and the interpretation and administration of the 2017 Management Plan will be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The 2017 Management Plan is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and all provisions contained in 2017 Management Plan will be limited, construed and interpreted in a manner to comply therewith.

The Committee may at any time amend, suspend or terminate the 2017 Management Plan. Any amendment or modification of the 2017 Management Plan will be subject to stockholder approval to the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended, or other applicable law or regulation.  In addition to such other rights of indemnification as they may have as members of the Board, members of the Committee who administer the 2017 Management Plan will be defended and indemnified by the Company, to the extent permitted by law.

Eligible Employees

For the fiscal year ending March 26, 2017 the Covered Employees will consist of Eric Gatoff, Chief Executive Officer (“Covered Employee 1”), Ronald G. DeVos, Chief Financial Officer (“Covered Employee 2”), Scott Harvey, Executive Vice President (“Covered Employee 3”), and Leigh Platte, Vice President, Food Service (“Covered Employee 4”).

Determination of Incentive Awards

Payment of Qualifying Awards will be established based on the following performance criteria:

Performance Criteria:

Modified EBITDA – Earnings before interest expense, income taxes, depreciation and amortization and modified to exclude FASB 123R expenses, bonus expenses for 2017 Management Plan participants, litigation or claim judgments or settlements, non-operating items and expenses for restructuring, productivity initiatives or new business initiatives.  The performance measures for the year ending March 26, 2017 are as follows:

Percentage of Target Modified EBITDA	Covered Employee 1 % of Target Bonus	Covered Employee 2 % of Target Bonus
80%	50%	75%
100%	100%	100%
120%	150%	125%

The target Modified EBITDA was established by separate resolution of the Committee on June 23, 2016, at which time the likelihood of achieving such target was undeterminable.

Company-Owned Restaurant Operating Profit.  Operating profit derived from Company-owned restaurants. The performance measures for the year ending March 26, 2017 are as follows:

Percentage of Target Company-Owned Restaurant Oper. Profit	Covered Employee 3 % of Weighted Target Bonus
80%	50%
100%	100%
120%	150%

The target Company-Owned Restaurant Operating Profit was established by separate resolution of the Committee on June 23, 2016, at which time the likelihood of achieving such target was undeterminable.

Franchising Revenue – Total franchise fees, royalties and rebates earned from franchising activities.  The performance measures for the year ending March 26, 2017 are as follows:

Percentage of Target Franchising Revenue	Covered Employee 3 % of Weighted Target Bonus
82%	50%
100%	100%
118%	150%

The target Franchising Revenue was established by separate resolution of the Committee on June 23, 2016, at which time the likelihood of achieving such target was undeterminable.

Foodservice Operating Profit – Operating profit derived from the Branded Products Program.  The performance measures for the year ending March 26, 2017 are as follows:

Percentage of Target Foodservice Operating Profit	Covered Employee 4 % of Target Bonus
75%	50%
100%	100%
125%	150%

The target Foodservice Operating Profit was established by separate resolution of the Committee on June 23, 2016, at which time the likelihood of achieving such target was undeterminable.

Amounts for Qualifying Awards based on the aforementioned criteria in-between the amounts listed above will be determined by linear interpolation between the higher and lower amounts.

The aforementioned criteria will be adjusted by the Committee to exclude the effects of the following items: extraordinary, unusual or non-recurring items; effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of assets sales or divestitures.

Individual Awards – Performance Criteria:

	Target Bonus (% of Salary)	Modified EBITDA (Weight %)
Covered Employee 1	140%	100%
Covered Employee 2	95%	100%

	Target Bonus (% of Salary)	Company-Owned Restaurant Operating Profit (Weight %)	Franchising Revenue (Weight %)
Covered Employee 3	40%	40%	60%

	Target Bonus (% of Salary)	Foodservice Operating Profit (Weight %)
Covered Employee 4	45%	100%

The amount of individual Qualifying Awards will be determined by the Committee upon attainment of the performance goals based on the aforementioned criteria (the “Performance Goals”).  The Committee may exercise negative discretion with respect to any Qualifying Award to reduce any amount that would otherwise be payable under the 2017 Management Plan.  At present, the likelihood of achieving any of the Performance Goals remains undeterminable.

Payment of Qualifying Award

Qualifying Awards will be paid in cash no later than 2½ months after the year ending March 26, 2017.  Payment of the Qualifying Awards will be contingent upon the Committee certifying in writing that the Performance Goals and any other material terms applicable to such Qualifying Awards were satisfied.

Limitation on Awards

The maximum annual Qualifying Award payable for the fiscal year ending March 31, 2017 to any Covered Employee under the 2017 Management Plan is $1,050,000.

Any Qualifying Awards under the 2017 Management Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount of any Qualifying Awards that will be granted to any individual during the term of the 2017 Management Plan.

Plan Benefits

The following table sets forth, as to our Chief Executive Officer, Chief Financial Officer, the two other executive officers of the Company participating in the 2017 Management Plan and all participating covered employees as a group, the bonus amount set at target level for each such executive officer and the group for the 2017 fiscal year. The target levels range from 140% of annual base salary for our Chief Executive Officer to 40% of the base salary for our Executive Vice President.  The actual bonus amounts for the fiscal 2017 year will be based on the level at which we attain the applicable performance goal for the fiscal 2017 performance period and such other factors as the Committee may deem appropriate and may range from 0% for performance goal attainment below threshold level to a maximum bonus as outlined below.

	2017 FY Bonus Opportunity ($)
Covered Employee	Minimum	Target Bonus	Maximum
Eric Gatoff Chief Executive Officer (“Covered Employee 1”)	0	700,000	1,050,000
Ronald G. DeVos Chief Financial Officer (“Covered Employee 2”)	0	190,000	237,500
Scott Harvey Executive Vice President (“Covered Employee 3”)	0	130,000	195,000
Leigh Platte Vice President, Food Service (“Covered Employee 4”)	0	94,500	141,750
All Covered Employees as a group (4 individuals)	0	1,114,500	1,624,500

Board Recommendation

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the 2017 Management Plan on the WHITE proxy card.

PROPOSAL 3 — APPROVAL OF THE NATHAN’S FAMOUS, INC. CODE SECTION 162(M) BONUS PLAN

Stockholders are requested in this Proposal 3 to approve the adoption of  the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan in the form attached hereto as Appendix B (the “162(m) Bonus Plan”), including its performance-based provisions and provisions regarding maximum compensation and employees eligible to receive compensation.  On July 11, 2016 the Board and the Compensation Committee approved the 162(m) Bonus Plan subject to stockholder approval, and declared it advisable that the Company’s stockholders approve the adoption of the 162(m) Bonus Plan.  If this proposal is not approved by our stockholders, the 162(m) Bonus Plan will not become effective and participants therein will not be entitled to receive any bonus under the 162(m) Bonus Plan.

The 162(m) Bonus Plan is an annual bonus plan designed to provide certain executive officers with incentive compensation based upon the achievement of pre-established performance goals.  In order for payments under the 162(m) Bonus Plan to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) and be deductible by us for federal income tax purposes, we are asking stockholders to approve the 162(m) Bonus Plan, including the material terms of the performance goals and  provisions regarding maximum compensation and employees eligible to receive compensation.

Generally, Code Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to a company’s chief executive officer and three most highly compensated executive officers serving as of the end of any fiscal year, other than a company’s chief financial officer. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by a company’s stockholders. In addition, Section 162(m) provides that if a company retains the authority to change the targets under a performance goal, then a company must disclose the material terms of the performance goals to stockholders for re-approval every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below.

The following is a summary of the principal features of the 162(m) Bonus Plan. This summary does not purport to be a complete description of all the provisions of the 162(m) Bonus Plan and is qualified in its entirety by reference to the provisions of the 162(m) Bonus Plan itself, which is attached as Appendix B to this proxy statement.

Purpose

The purpose of the 162(m) Bonus Plan is to provide a link between compensation and performance, to motivate participants to achieve corporate performance objectives and to enable our company to attract and retain high quality eligible employees. Provided certain requirements are satisfied, the bonuses paid under the 162(m) Bonus Plan will qualify as performance-based compensation that is not subject to the limitations on income tax deductibility imposed under Section 162(m) of the Code.

Eligible Employees

Participation in the 162(m) Bonus Plan is limited to employees who hold the title or position of an executive officer and who are selected by our Compensation Committee (the “Committee”) to participate in the Plan.

Administration

The 162(m) Bonus Plan will be administered by the Committee or a subcommittee thereof.  Each member of such Committee must qualify as an “outside director” for purposes of Section 162(m) of the Code. The Committee will have the authority to:

•	establish the duration of each performance period;

•	select the eligible individuals who are to participate in the 162(m) Bonus Plan for that performance period;

•
determine the specific performance goal or goals for each performance period and the relative weighting of those goals, establish one or more designated levels of attainment for each such goal and set the bonus potential for each participant at each corresponding level of attainment;

•
certify the level at which the applicable performance goal or goals are attained for the performance period and determine, on the basis of that certification, the actual bonus for each participant in an amount not to exceed his or her maximum bonus potential for the certified level of attainment;

•
exercise discretionary authority, when appropriate, to reduce the actual bonus payable to any participant below his or her bonus potential for the attained level of the performance goal(s) for the performance period;

•	construe and interpret the terms of the 162(m) Bonus Plan and bonuses awarded under the 162(m) Bonus Plan;

•
establish additional terms, conditions, rules or procedures for the administration of the 162(m) Bonus Plan; provided, however, that no bonus shall be awarded under any such additional terms, conditions, rules or procedures which are inconsistent with the provisions of the 162(m) Bonus Plan; and

•	take such other action, not inconsistent with the terms of the 162(m) Bonus Plan, as the Committee deems appropriate.

The Committee also has the discretion to eliminate the actual bonus payable to any participant or to reduce the actual bonus payable to any participant below the amount payable based on the attained level of performance for the period.  In its capacity as administrator, the Committee may adopt rules and regulations for the administration of the 162(m) Bonus Plan and interpret any and all provisions of the 162(m) Bonus Plan.  Notwithstanding any other provision of the 162(m) Bonus Plan, the Committee shall interpret and administer the 162(m) Bonus Plan, including exercising any discretion or authority under the terms of the 162(m) Bonus Plan, so that compensation payable under the 162(m) Bonus Plan to any eligible participant who is subject to Section 162(m) shall qualify as “performance-based” compensation for purposes of Section 162(m).

Performance Goals/Performance Periods

Under the 162(m) Bonus Plan, participants will be eligible to earn cash bonuses based on the attainment of the performance goal or goals established by the Committee for the applicable performance period.  Each performance period may range in duration from a minimum period of 12 months to a maximum period of 36 months. The first performance period under the 162(m) Bonus Plan is a 12-month period coincident with the Company’s 2018 fiscal year, which will begin March 27, 2017 and end March 25, 2018.

For each performance period, the performance goals may be based on one or more of, or combination of, the following financial and non-financial performance criteria:

•	net sales or revenue;

•	unit sales;

•	return measures (including, but not limited to, return on invested capital, assets, net assets, capital, equity and sales);

•	gross or net profit margin;

•	operating expense ratios;

•	operating expense targets;

•	productivity ratios;

•	operating income or earnings;

•	gross or operating margins;

•	adjusted earnings before or after taxes,

•	interest,

•	depreciation and/or amortization;

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	funds from operations or similar measures,

•	capital expenditures;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	appreciation in the fair market value or book value of shares;

•	cash dividends declared per share;

•	stockholder returns, dividends and other distributions;

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);

•	debt to equity ratio;

•	debt levels;

•	budget achievement;

•	expense reduction or cost savings;

•	operating margins;

•	quantitative measures of customer satisfaction;

•	quantitative measures of employee satisfaction/engagement;

•	market share and/or new or expanded market penetration;

•	acquisitions, strategic transactions or business expansion;

•	product line diversification;

•	employee retention/attrition;

•	safety;

•	productivity improvements;

•	inventory control/efficiency;

•	modified EBITDA;

•	company-owned restaurant operating profit;

•	franchising revenue; and

•	foodservice operating profit

Such performance goals may be measured not only in terms of our own performance but also in terms of our performance relative to the performance of other entities or may be measured on the basis of the performance of any of our business units or divisions or any parent or subsidiary entity. Performance may also be measured on an absolute basis, relative to internal business plans or based on growth. As may be applicable, performance goals may also be measured in the aggregate or on a per-share basis.

Establishment of Performance Goals

The Committee will, no later than the first 90 days of each performance period, establish the specific performance goals for that period, provided that the outcome of the Performance Goals must be substantially uncertain at the time of their establishment. For each performance goal, the Committee may establish one or more designated levels of attainment, determine the relative weighting of each such performance goal and set the bonus potential for each designated performance level. Alternatively, the Committee may establish a linear formula for determining the bonus potential at various points of performance goal attainment.

The Committee is authorized, to the extent permitted under and in a manner consistent with Section 162(m), to make adjustments in calculating the attained level of the applicable performance goals for a performance period as follows:

•	exclude restructuring charges;

•	exclude the effects of exchange rates, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

•	exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

•	exclude the effects of statutory adjustments to corporate tax rates;

•	exclude any items that are unusual in nature or infrequently occurring, including legal settlements;

•	adjust for the effects of any unusual corporate item, transaction, event or development;

•	adjust for the effects of any changes in applicable laws, regulations, accounting principles or business conditions;

•	exclude the dilutive effects of acquisitions or joint ventures;

•	assume that any business divested by the Company achieved the applicable performance goals at targeted levels during the balance of a performance period following such divestiture;

•
exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to common stockholders other than regular cash dividends;

•
adjust for the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and

•	adjust for the effects of any partial or complete corporate liquidation.

Certification and Determination of Bonuses

After the end of each performance period, the Committee will certify whether the applicable performance goal or goals have been met and will determine the amount (if any) of the bonus to be paid to each participant in the 162(m) Bonus Plan. If the actual level of attainment is between two of the designated performance levels, the potential Bonus amounts will be interpolated on a straight-line basis.

In determining the amount of bonus actually paid to each participant, the Committee shall in no event award a bonus in excess of the dollar amount determined on the basis of the bonus potential established for the particular level of performance actually attained for the performance period or in excess of the maximum amount payable to any participant under the 162(m) Bonus Plan. The Committee may also, in its sole discretion reduce the amount of, or eliminate altogether, any bonus that would otherwise be payable. The Committee may not waive any performance goal applicable to a participant’s bonus potential for a particular performance period, except under such circumstances as the Committee deems appropriate in the event a change in control as defined under the 162(m) Bonus Plan.

Maximum Dollar Value of Bonuses

The maximum dollar value of any bonus paid to a participant in the 162(m) Bonus Plan may not exceed $2,500,000 with respect to each twelve-month period (or portion thereof) within the applicable performance period.

No Duplication of Benefits

While the 162(m) Bonus Plan is in effect, participants in the 162(m) Bonus Plan will not be eligible to participate in other cash bonus plans adopted by the Company.

Payment of Bonuses

Bonuses will be paid in cash as soon as is administratively practicable after the Committee has certified the actual level of performance goal attainment for the performance period, determined the individual bonus amount for each participant, and authorized the payment of the corresponding bonuses.  In order to receive payment of  bonus, a participant must remain employed by us until the actual payment date.  However, at the Committee’s discretion, full or pro-rated bonuses based on actual performance goal attainment may be paid to individuals who cease employment prior to the payment date by reason of death or disability or in certain involuntary termination situations.

Duration and Amendment

If the 162(m) Bonus Plan is approved by the stockholders, it will be effective as to any performance period commencing after the date of such approval and will continue in effect until the Board or the Committee terminates it or until stockholder approval is again required for the 162(m) Bonus Plan to meet the requirements of Section 162(m) of the Code and such stockholder approval is not obtained.

Our Board or the Committee however, may amend, suspend or terminate the 162(m) Bonus Plan at any time. However, any amendment or modification of the 162(m) Bonus Plan will be subject to stockholder approval to the extent required under Section 162(m) of the Code or any other applicable law or regulation.

Federal Income Tax Consequences

Under present federal income tax laws, participants will recognize taxable income equal to the bonus payment that they receive under the 162(m) Bonus Plan, subject to any deferral of payment. To the extent payments under the 162(m) Bonus Plan satisfy the exception to the deductibility cap of Section 162(m) and otherwise satisfy the requirements of deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participants. The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 162(m) Bonus Plan will be deductible under all circumstances.

Plan Benefits

Awards under the 162(m) Bonus Plan are determined based on future performance and are subject to negative adjustments by the Committee based on the Committee’s discretion, and, therefore, future actual awards cannot be determined.

Board Recommendation

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the  162(m) Bonus Plan on the WHTIE proxy card.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS AUDITORS “FOR” FISCAL 2017

Our Audit Committee charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. The Audit Committee has appointed Grant Thornton LLP to act as auditors for our fiscal year ending March 26, 2017.

If this proposal is not approved at the annual meeting, our Audit Committee will reconsider the selection of Grant Thornton LLP for the ensuing fiscal year, but may determine that continued retention of Grant Thornton LLP is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s and our stockholders’ best interests.

We expect representatives of Grant Thornton LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

Our Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending March 26, 2017 on the WHITE proxy card.

AUDIT FEES

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by Grant Thornton LLP in fiscal 2016 and 2015:

	2016	2015
Audit Fees(1)	$244,000	$429,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0
__________

(1)
Audit fees represent fees billed and expected for professional services rendered in connection with: (a) audits and reviews of the fiscal 2016 and 2015 Nathan’s Famous, Inc. consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the financial statements; and (c) attestation services with respect to securities offerings and SEC filings. The fiscal 2015 amount includes billings by Grant Thornton of approximately $189,000 for fees for professional services rendered on the review of interim financial statements in connection with the issuance of their comfort letter for the Company’s Rule 144A offering of $135,000,000 of 10.000% Senior Secured Notes due 2020 (the “Debt Offering”).

(2)	Grant Thornton did not render, and accordingly did not bill for, any audit-related services in fiscal 2016 or fiscal 2015.

(3)	Grant Thornton did not render, and accordingly did not bill for, any tax compliance, tax advice or tax planning services in fiscal 2016 or fiscal 2015.

(4)	Grant Thornton did not render, and accordingly did not bill for, any other services in fiscal 2016 or fiscal 2015.

Audit Committee Pre-Approval

The Committee has determined not to adopt a blanket pre-approval policy but instead to require that the Committee pre-approve the compensation and terms of service for audit services provided by the independent registered public accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Company’s Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.nathansfamous.com under “Investor Relations — Corporate Governance.” Among its duties, the Audit Committee is responsible for recommending to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. The Audit Committee reviewed and discussed the audited financial statements with Nathan’s management and discussed with Grant Thornton LLP, Nathan’s’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton that firm’s independence. The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton during the last fiscal year for audit services, which are set forth above under “Audit Fees.”

Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a 15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a 15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During fiscal 2016, management tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended March 27, 2016 filed with the SEC, as well as Grant Thornton’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The latter reports relate to Grant Thornton’s audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

Based on the discussions with Grant Thornton concerning the audit, the independence discussions, and the discussions with the Company’s management and Grant Thornton concerning the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2016, for filing with the SEC.

The Audit Committee:

Robert J. Eide, Chairman Brian S. Genson Barry Leistner

SECURITY OWNERSHIP

The following table sets forth as of July 20, 2016, certain information with regard to ownership of our Common Stock by: (i) each beneficial owner of more than 5% of our Common Stock, based on filings made with the SEC and, to the extent received, subsequent completed questionnaires; (ii) each director and executive officer named in the “Summary Compensation Table” and “2016 Director Compensation” table below; and (iii) all of our executive officers and directors as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class*
NEOs and Directors
Howard M. Lorber	993,574(3)	23.8%
A. F. Petrocelli	131,584(4)	3.1%
Robert J. Eide	273,187(5)	6.5%
Eric Gatoff	73,209(6)	1.8%
Ronald G. DeVos	14,809	**
Brian S. Genson	33,689(7)	**
Charles Raich	37,378(8)	**
Barry Leistner	36,362(9)	**
Wayne Norbitz	_____	_____
Scott Harvey	_____	_____
Leigh Platte	200	**
Directors and executive officers as a group (11 persons)	1,374,740(10)	32.6%
Principal Stockholder
GAMCO Investors, Inc. et al.(11)	566,620	13.6%
__________

*	Based on 4,172,055 shares issued and outstanding as of July 20, 2016.

**	Less than 1%

(1)
Unless otherwise indicated, the addresses for the executive officers and directors of the Company is: One Jericho Plaza, Jericho, New York 11753. The addresses of the principal stockholder in this table is: GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580.

(2)	Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(3)
Includes 15,878 shares and 250,000 shares owned by Lorber Gamma LP and Lorber Alpha II LP, respectively, as to which Mr. Lorber disclaims beneficial ownership. Excludes 10,000 shares of unvested restricted stock held by Mr. Lorber.

(4)	Includes options exercisable within 60 days to purchase 7,575 shares. Includes 16,000 shares owned by United Capital Corp., as to which shares Mr. Petrocelli shares voting and investment power.

(5)	Includes 250,000 shares owned by Lorber Alpha II LP, for which Mr. Eide is trustee of the beneficial owners of such entity and options exercisable within 60 days to purchase 7,575 shares.

(6)	Excludes 10,000 shares of unvested restricted stock held by Mr. Gatoff.

(7)	Includes options exercisable within 60 days to purchase 7,575 shares.

(8)	Includes options exercisable within 60 days to purchase 7,575 shares.

(9)	Includes options exercisable within 60 days to purchase 7,575 shares.

(10)
Consists of 1,336,667 shares beneficially owned by Messrs. Eide, Genson, Lorber, Petrocelli, Raich, Leistner, DeVos, Schedler, Gatoff, and Randy Watts without duplication of shares as to which beneficial ownership is shared by more than one member of this group (see notes 3 and 5, above), and 37,875 shares subject to stock options exercisable within 60 days.

(11)
Based on Schedule 13D/A Amendment No. 9, jointly filed on April 14, 2015, with the SEC by Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc. and Mario J. Gabelli.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASDAQ.

Based solely on our review of the copies of the forms we have received, we believe that all our officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2016.

MANAGEMENT

Officers of the Company

Our current executive officers are:

Name	Age	Position with the Company
Eric Gatoff	47	Chief Executive Officer
Ronald G. DeVos	61	Vice President Finance, Chief Financial Officer and Secretary
Howard M. Lorber	67	Executive Chairman of the Board
Scott Harvey	54	Executive Vice President
Leigh Platte	57	Vice President, Food Service
Donald P. Schedler*	63	Vice President Development, Architecture and Construction
Randy K. Watts*	60	Vice President Franchise Operations

*	Not an NEO.

Ronald G. DeVos has been our Vice President Finance and Chief Financial Officer since January 1995 and our Secretary since April 1995. Prior to January 1995, he was Controller of a large Wendy’s franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President Controller of Paragon Steakhouse Restaurants, Inc., a wholly-owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc., and its predecessors, from October 1984 to May 1989. Mr. DeVos is a Vice President and member of the Board of the Long Island Chapter of the Financial Executives International since 2010. Mr. DeVos was the 2011 recipient of the Milton Zipper Financial Executive of the Year and was honored as a 2013 CFO of the year by the Long Island Business News. Mr. DeVos holds an M.B.A. from St. John’s University and a B.A. from Queens College.

Scott Harvey has been our Executive Vice President since July 13, 2015. Mr. Harvey was previously employed by Einstein Noah Restaurant Group, Inc., the largest operator of bagel bakeries in the United States. During his tenure from 1995 to June 2015 Mr. Harvey held many different Senior leadership positions to include, Vice President of Manufacturing, Senior Vice President Supply Chain, Senior Vice President Operations-Eastern Region and Senior Vice President National Operations for all company, License and Franchise operations for Einstein Brothers Bagels, Noah’s New York Bagels, and Manhattan Bagels. Mr. Harvey holds a B.S. degree in Hotel & Restaurant Management from Johnson & Wales University.

Leigh Platte has been our Vice President, Food Service since June 2014. Prior to June 2014, Mr. Platte was previously employed by ConAgra Foods. During his tenure at ConAgra Foods from 1999 to 2014, he held different management positions to include Director of Marketing, Hebrew National Marketing, Vice President Sales and Marketing for Hebrew National Foodservice and Director Sales for the Emerging Chain Group, which included the broader ConAgra Foods product portfolio. His responsibilities comprised retail and foodservice businesses and included national accounts, distributors, alliances, sports and entertainment sponsorship properties and the customer service group. Mr. Platte holds a B.S. degree in Business Management and Marketing from Ithaca College.

Donald P. Schedler has been our Vice President-Development, Architecture and Construction since January 2005. Mr. Schedler initially joined us in March 1989 as Director of Architecture and Construction and was made Vice President Architecture and Construction in February 1991 before being promoted to his current position. Prior to March 1989, he was a Director of Construction for The Riese Organization, restaurateurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.

Randy K. Watts has been our Vice President of Franchise Operations since June 2004. Mr. Watts initially joined us as a District Manager in May of 1993, was promoted to Director of Franchise Operations in September of 1997, and was made Senior Director of Franchise Operations in January of 2000 before being promoted to his current position. Prior to 1993, Mr. Watts was Regional Food Service Manager for McCrory Stores, where he worked from 1975 – 1993.

For the biographies of Messrs. Gatoff and Lorber, please see “Proposal 1 — Election of Directors — Director Biographies.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In considering our executive compensation policies and practices, we seek to balance our interest in limiting operating expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the Company and our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, stock incentive awards, retirement and other employee benefits and, for certain NEOs, severance protection for certain actual or constructive terminations of employment and other benefits payable upon death or disability.

The Compensation Committee has worked directly with an independent compensation consultant from time to time to assist in certain compensation determinations. The Compensation Committee has in the past retained GK Partners, an independent compensation consulting firm, to advise it with respect to the compensation of certain of its executive officers, most recently, in June 2011. Because the increase in salary for fiscal 2016 was not deemed by the Compensation Committee to be materially different from the prior years’ salary and to the extent that bonuses materially increased from prior years’ bonuses, it was due to the Company’s improved results and efforts undertaken in connection with the Company’s agreement with John Morrell & Co., the Company did not retain a compensation consultant with respect to fiscal 2016 compensation. The Compensation Committee may continue to retain outside executive compensation consulting firms (which historically have provided no other services to the Company) to provide general compensation expertise.

Advisory Vote on Executive Compensation

We conducted a non-binding advisory vote on executive compensation at our 2014 Annual Meeting, which our stockholders voted should be held every three years. At the 2014 Annual Meeting of Stockholders, 60.7% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as disclosed in the 2014 proxy statement. The Compensation Committee reviewed these final vote results and determined that, given the significant level of support, fundamental changes to our executive compensation policies were not necessary. Despite the affirmative vote, however, the Compensation Committee believes that continual review of our executive compensation programs and their alignment to Company and stock price performance is in the best interests of our stockholders.

Risk Considerations

The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In reaching its conclusion, the Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. While a significant portion of certain executives’ compensation may be performance-based, historically, the majority of our NEOs’ cash compensation typically consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value, though in each of Fiscal 2015 and 2016 the bonus for Mr. Gatoff exceeded his base compensation. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives’ interests with those of our stockholders.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific short and long-term strategic and operating objectives of Nathan’s; and (3) align executives’ interests with the long-term interests of Nathan’s stockholders.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The material elements of our executive compensation program consist of:

•	base salary;

•	bonus;

•	equity based compensation (i.e., stock options and restricted stock);

•	retirement benefits (i.e., 401(k));

•	perquisites; and

•	severance and other benefits payable upon certain termination events.

Base salaries, perquisites, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward their continued service. Some of the elements, such as base salaries and perquisites, are generally paid out on a short-term or current basis. Retirement or severance benefits are paid out on a longer-term basis upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Annual bonuses payable to our NEOs are intended to motivate their performance to achieve specific financial, strategic and operating objectives. Each bonus is in an amount determined by the Compensation Committee. We believe the bonuses paid to our NEOs help us to attract and retain executives. Each executive’s annual bonus is paid out on an annual short-term basis and is designed to reward performance for the applicable fiscal year, taking into consideration historical performance and whether or not the executive has taken steps in that period to achieve Nathan’s’ long-term strategic and operating objectives, including objectives that may not be realized until succeeding fiscal periods.

From time to time we have granted equity-based compensation in order to align our executives’ long-term interests with stockholders’ long-term interests. We believe that the way to increase stockholder value is to increase the trading price of our Common Stock. To the extent that we believe that granting equity interests to our NEOs and other executive officers will align their interests with  those of our stockholders, we may in the future grant equity interests to our executives.

We also believe equity-based compensation awards may help us retain executives, as well as motivate performance to achieve specific strategies and operating objectives. Equity-based compensation is not necessarily awarded each year. Equity-based compensation is earned on a longer-term basis than cash compensation and is designed to reward the achievement of our strategic and operating objectives for the applicable fiscal year, taking into consideration historical performance, and induce the executives to remain in our employ over the vesting period of the award.

The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nathan’s should continue to use long-term compensation such as periodic grants of stock awards to align stockholder and executives’ interests.

Historically, the Company has not established fixed quantitative goals for any of the objectives or metrics evaluated for the purpose of determining the amount of any bonus or equity-based compensation to be awarded. With respect to the fiscal year ended March 26, 2017, the Compensation Committee has adopted the Fiscal 2017 Management Incentive Plan as a means of incentivizing its NEOs which includes quantitative goals based upon predetermined financial targets. If approved by the stockholders, the compensation awarded under the Fiscal 2017 Management Incentive Plan will qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, as amended.

In addition, the importance of the particular objective or metric to a specific executive’s compensation depends on the responsibilities of an executive’s position. Further, the specific objectives or metrics considered for a particular executive may be afforded greater or lesser weight in any fiscal year, depending on a variety of factors such as the Company’s overall results, the emphasis of any particular component of the Company’s business during a particular fiscal year, the Company’s performance in each area relative to its prior years’ performance, the then-current competitive and economic environment, the implementation of strategic plans whose benefits may not be immediate, any extraordinary event, such as the sale or purchase of a company, brand or line of business, which may impact the Company positively or negatively and taking into account that the Company does not want to incentivize inappropriate or excessive risk taking that could harm stockholder value. As a result, an executive’s success or failure as it relates to any one of the Company’s objectives may determine whether or not that executive is awarded a bonus, as well as the amount of any bonus that is awarded. If, following its evaluation of the foregoing, the Compensation Committee determines that an executive has helped the Company achieve, or make progress toward achieving, one or more of the Company’s objectives, a bonus and/or grant of equity-based compensation may be awarded.

The Committee has not engaged in benchmarking to establish the compensation payable to its executive officers in part because the Company’s business model has evolved to become more entrepreneurial and is no longer that of a traditional restaurant and franchise business. A large portion of the Company’s revenue and operating profit is generated by its Branded Product and retail licensing programs. Consequently, the Compensation Committee does not believe that traditional restaurant and franchise companies are actual peers for the purpose of performing a benchmark analysis and does not currently intend to engage in benchmarking in the future for the purpose of evaluating or establishing the compensation payable to its NEOs.

In fiscal 2007, the Compensation Committee sought the advice of GK Partners regarding the compensation of Eric Gatoff and Howard Lorber, both of whom entered into employment agreements on December 15, 2006, effective January 1, 2007. In June 2011, the Compensation Committee again retained GK Partners. GK Partners evaluated the Company’s compensation program to determine whether the Company adequately links pay to performance and concluded that it does. Subsequently, the Compensation Committee increased Mr. Gatoff’s annual base compensation to $375,000 in June 2014 and to $500,000 in June 2016, based on its view that Mr. Gatoff’s compensation and benefits arrangements were within the range of Chief Executive Officer compensation, benefit and perquisite practices then found in other public companies as well as the overall performance of the Company. On November 1, 2012 the Company amended its employment agreement with Mr. Lorber by extending the term of the employment agreement from December 31, 2012 to December 31, 2017 and increasing the base compensation of Mr. Lorber to $600,000 per annum. In addition, Mr. Lorber received a grant of 50,000 shares of restricted stock subject to vesting. In establishing the increase in the base salary to be paid to Mr. Lorber pursuant to his employment agreement and granting the restricted stock, the Compensation Committee was of the view that Mr. Lorber’s compensation and benefits arrangements, as set forth in his employment agreement, were within the range of executive compensation, benefit and perquisite practices then found in other public companies. The Compensation Committee then evaluated the amount of the short-term components of our executive compensation program for the other NEOs by determining the compensation payable to the other NEOs and other executives relative to that payable to Messrs. Gatoff and Lorber and taking into consideration that the base salary for certain NEOs is established by contract.

Current Executive Compensation Program Elements

We currently have employment agreements in place for two of our NEOs — Eric Gatoff and Howard M. Lorber — each of which is described in further detail below in the context of this section. There are no employment agreements in effect for Ronald G. DeVos, Scott Harvey and Leigh Platte.

Eric Gatoff. On December 15, 2006, the Company entered into an employment agreement with Eric Gatoff pursuant to which Mr. Gatoff was appointed as Chief Executive Officer effective January 1, 2007. Under the terms of the agreement, Mr. Gatoff agreed to serve as Chief Executive Officer effective from January 1, 2007, until December 31, 2008, which period shall extend for additional one-year periods unless either party delivers notice of non-renewal no less than 180 days prior to the end of the term then in effect. No such non renewal notice has been delivered to date.

Howard M. Lorber. On December 15, 2006, the Company entered into an employment agreement with Howard M. Lorber (the “Lorber Agreement”) pursuant to which Mr. Lorber was appointed as Executive Chairman of the Board of the Company effective January 1, 2007 through December 31, 2012. The Lorber Agreement superseded Mr. Lorber’s previous employment agreement. On November 1, 2012, the employment agreement with Mr. Lorber was extended to December 31, 2017.

Base Salaries

Salary is one of the main components of cash compensation and fits into our overall compensation objectives by providing a base for attracting and retaining significant contributors to the Company and by establishing a stable level of compensation upon which our executives may rely. Our goal is to pay to our executives a base salary that is sufficient to attract and retain them. The Compensation Committee has determined that structuring the Company’s compensation program to place a significant emphasis on base salaries, which are fixed, mitigates the potential for inappropriate or excessive risk-taking by executive officers.

For the two NEOs with employment agreements, base salaries are determined in accordance with the terms of such agreements, as amended. The base salaries reflected in the employment agreements for Messrs. Gatoff and Lorber were initially established by the Compensation Committee.  The base salaries of Messrs. DeVos, Harvey and Platte are reviewed annually by the Compensation Committee in consultation with our Executive Chairman and our Chief Executive Officer, taking into consideration their role and responsibility within our Company, as well as their respective experience and prior performance. In addition, the base salaries of all of our NEOs are reviewed annually by the Compensation Committee, which may make adjustments for cost-of-living increases and to reward performance.

The base salary that was paid to each NEO in fiscal 2016 is the amount reported for such officer in the designated column of the Summary Compensation Table other than Scott Harvey who commenced employment with us in July 2015.  Mr. Harvey’s annual base salary is $325,000.

Annual Bonuses

In determining the amount of any annual bonus payable to each of our NEOs, the Compensation Committee evaluates such NEO’s performance measured against Nathan’s’ achievement of its financial and operating objectives.

Nathan’s financial objectives include:

•	increasing each of revenues, profits from continuing operations, pre-tax cash flow, net income and earnings per share;

•	managing cash balances; and

•	controlling corporate general and administrative expenses.

There are also operating objectives that are specific to the Company’s individual revenue centers (i.e., Company-owned restaurants, franchising, the Branded Product Program and retail licensing), all of which are designed to increase revenue and profit, as follows:

•	the level of sales at and cash contribution from Company-owned restaurants;

•	the number of new franchised and Branded Menu locations;

•	the amount of franchise fees and royalties earned from franchised and Branded Menu locations;

•	the level of sales and tonnage of products sold through the Branded Product Program;

•	the number of new Branded Product locations;

•	controlling the cost of goods sold through the Branded Product Program;

•	the amount of license royalties earned through the retail licensing program; and

•	the ability to control revenue-center specific overhead expenses.

Pursuant to Mr. Gatoff’s employment agreement, as amended, the amount of his bonus has historically been established by the Compensation Committee after considering the recommendation of the Executive Chairman of the Board based on Mr. Gatoff’s performance measured against the Company’s financial, strategic and operating objectives, including objectives that may not be realized until future periods, as described above. The Compensation Committee also took into consideration Mr. Gatoff’s efforts related to the Company’s risk management. For fiscal 2016, the Compensation Committee also took into consideration Mr. Gatoff’s efforts in connection with the ongoing implementation of the Company’s agreement with John Morrell & Co. as well as the increase in the Company’s EBITDA from fiscal 2015 to fiscal 2016. For fiscal 2017, it is intended that Mr. Gatoff’s bonus will be based on the criteria established in the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan.

Mr. Lorber’s current employment agreement does not provide for a contractually-required bonus. Nevertheless, since Mr. Lorber is eligible for participation in the Company’s executive bonus program, the Compensation Committee may award bonuses to Mr. Lorber from time to time as it deems appropriate.

The payment and amount of any bonus paid to the other NEOs is discretionary and is based on a determination of the Compensation Committee following its evaluation of the NEO’s performance. In making its determination regarding the amount of the bonus payable to Messrs. DeVos, Harvey and Platte, the Compensation Committee considers the recommendations of our Executive Chairman and our Chief Executive Officer, as well as any factors that it deemed to be appropriate. In arriving at the bonuses paid in respect of fiscal 2016, the Compensation Committee took into consideration Nathan’s’ performance in light of current economic conditions. In the case of Mr. DeVos, in arriving at the bonus paid in respect of fiscal 2016, in addition to the Company’s financial objective of managing general and administrative expense, the Compensation Committee considered Mr. DeVos’ efforts related to the post-closing efforts with respect to the Debt Offering, risk management and the implementation and maintenance of internal controls, including those controls required in connection with the Company’s compliance with the Sarbanes-Oxley Act of 2002 (“SOX”). In the case of Mr. Harvey, the Compensation Committee considered his work relating to the revamping of the Company’s franchise operations. In the case of Mr. Platte, the Compensation Committee considered the improved results in the Company’s food service operations.

As described with Proposal 2 — Approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Award Plan, the Company is seeking stockholder approval with respect to the criteria to determine the bonuses of the NEOs (other than Mr. Lorber) with respect to the fiscal year ending March 26, 2017.

Equity-Based Compensation

The Compensation Committee has periodically granted equity awards under Nathan’s’ stock incentive and stock option plans. The Compensation Committee does not use constant criteria in the granting of equity compensation. The Compensation Committee makes a subjective determination of the effectiveness of each NEO and the extent of his contributions to our success, taking into consideration each NEO’s responsibilities, his performance during prior years and his expected future contribution to Nathan’s’ performance and, based on that determination, may reward an executive through an award of equity compensation. Grants of equity awards are also designed to link an increase in stockholder value to compensation. Through the use of stock awards, an increase in stock price will result in an increase in value for the grantee, which ties an increase in stockholder value to our executives’ compensation.

Historically, the form of stock awards available for grant was limited to stock options or restricted stock. However, under the 2010 Stock Incentive Plan, employees may receive grants of stock options, restricted stock, or restricted stock units, stock appreciation rights and other stock-based awards. At March 27, 2016, an aggregate of 223,698 shares were available for grants of options or stock appreciation rights or 190,218 shares were available for grants of restricted stock or restricted stock units under the Nathan’s 2010 Stock Incentive Plan. As a result of the Company’s special cash dividend of $25.00 per share (the “Special Dividend”) and in accordance with the terms of the 2010 Stock Incentive Plan, in April 2015, options to purchase an aggregate of 94,375 shares at exercise prices of either $17.75 or $53.89 per share were replaced with options to purchase an aggregate of 142,964 shares at an exercise price of either $11.72 or $35.576 per share. In addition, in the event that option or restricted stock grants under the 2002 Stock Incentive Plan that were outstanding as of July 19, 2010 subsequently expire unexercised, or are otherwise forfeited, Nathan’s may also grant awards under the 2010 Stock Incentive Plan for up to a maximum 100,000 additional options or 31,250 additional shares of restricted stock or restricted stock units. Restricted stock and restricted stock units will be subject to such restrictions as the Board or Compensation Committee may impose. Under the terms of the 2010 Stock Incentive Plan, the term of any stock options may be no more than five years. The term of an option is determined at the time of grant. The purchase price of the shares of Common Stock subject to each option granted is not less than 100% of the fair market value of our Common Stock at the date of grant.

Our 2010 Stock Incentive Plan provides that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, cash dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans may include officers, directors and employees of, or consultants to, Nathan’s and its subsidiaries or affiliates. See “Equity Plan Information.”

In reviewing the form of stock compensation granted to any or all eligible participant(s), the Compensation Committee has historically considered a variety of important administrative and technical factors, including, but not limited to: (1) the overall availability of shares under the stock compensation plan; (2) the additional stockholder dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plans and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact to Nathan’s of any past or future grants; and (6) the applicable Company and employee tax implications of any such grant. The Compensation Committee intends to consider the same administrative and technical factors in determining the form of stock compensation (options, stock appreciation rights, restricted stock or restricted stock units) to be used for future grants.

Retirement Benefits and Deferred Compensation Opportunities

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986. Our NEOs participate in this program on the same terms as our other employees. All non union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 20% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($24,000 in calendar 2016), including $6,000 catch up contributions for employees 50 and over). Company contributions are discretionary. For the plan year ended December 31, 2015, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee on up to 3% of the employee’s total salary, vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee’s service with us, matching contributions are fully vested. As of March 27, 2016, approximately 50 employees had elected to participate in the plan. For the fiscal year ended March 27, 2016, we contributed approximately $35,000 to the 401(k) plan, of which $1,988 was a matching contribution for Mr. Gatoff, $1,988 was a matching contribution for Mr. DeVos and $1,153 was a matching contribution for Mr. Platte.

Deferred compensation, through both employer and employee contributions to the Nathan’s 401(k) plan, is a tax-advantaged means of providing the NEOs with additional compensation that supplements their base salaries and bonus opportunities.

Perquisites

In addition to base salaries and annual bonus opportunities, Nathan’s provides the NEOs with certain perquisites. We believe that certain perquisites are often a tax-advantaged way to provide the NEOs with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each NEO’s base salary, either by contract or otherwise, we take into consideration the value of each NEO’s perquisites. Perquisites did not constitute a material portion of the compensation paid to our NEOs for fiscal 2016. We provide our NEOs with limited perquisites and personal benefits that we and the Compensation Committee believe are consistent with our executive compensation philosophy and objectives.

The Compensation Committee believes the perquisites provided to our NEOs for fiscal 2016 — which included various insurance coverages and auto and gas allowances, as reported in the “All Other Compensation” column of the Summary Compensation Table below, and are further described in the “All Other Compensation” table following the Summary Compensation Table — are reasonable and consistent with our past practices.

Severance and Other Benefits Upon Termination of Employment

The Company’s policy is to provide certain NEOs with employment agreements with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreements). Nathan’s selected such events because they are standard termination triggers in employment contracts. Nathan’s determined that its failure to provide such standard termination provisions would adversely affect its ability to attract and retain those NEOs and achieve its compensation objectives.

Please see the “Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the NEOs in connection with their termination of employment on a change in control.

Stock Ownership Guidelines

In June 2009, the Board of Directors adopted a Stock Retention Plan. Pursuant to the Stock Retention Plan, at the time that any officer or director exercises a stock option, he will be required to retain 33 1/3% of the total number of shares underlying options then-issued. In addition, officers and directors are required to retain 33 1/3% of the shares owned on the date of adoption of the Stock Retention Plan. Notwithstanding the terms of the Stock Retention Plan, the Board may determine to waive the requirement that shares be retained under certain circumstances. In connection with the repurchase by the Company of shares held by Mr. Norbitz in June 2016, the Company waived these requirements.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits the deductibility by Nathan’s of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Historically, base compensation and bonuses paid to executive officers was generally within the $1 million Section 162(m) threshold and was, therefore, also deductible by Nathan’s.   With respect to fiscal 2016, as a result of the composition of their compensation both Messrs. Lorber and Gatoff exceeded the Section 162(m) threshold for the fiscal year ended March 27, 2016.

As described with Proposal 2 — Approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Award Plan, the Company is seeking stockholder approval with respect to the criteria to determine the bonuses of the NEOs (other than Mr. Lorber) with respect to the fiscal year ended March 26, 2017.

Stock incentives granted under Nathan’s’ existing plans are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Nathan’s should be allowed to deduct compensation related to options granted under each of its stock incentive plans and the formula portion of the cash bonuses.

The Lorber Agreement has contained an excise tax gross-up provision since 2006, the time that Company first entered into that agreement. The Compensation Committee’s current policy is that executives should be responsible for the taxes payable by them with respect to their compensation. However, the Lorber Agreement has contained an excise tax gross-up provision since 2006, the time the Company first entered into that agreement, and accordingly, the Compensation Committee deemed it appropriate to continue such provision when it approved the amendment to Mr. Lorber’s employment contract. In addition, in unusual circumstances where the Compensation Committee believes that accommodations have to be made to recruit or retain an executive to become or remain employed by the Company, as the case may be, reimbursement for taxes payable may be included in contracts; but even in those circumstances, the “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision.

Compensation Committee Report

Nathan’s’ Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ Listing Rule 5605(a)(2). The Compensation Committee has reviewed and discussed with management the disclosure contained in the Compensation Discussion and Analysis set forth herein. Based upon this review and our discussions, the Nathan’s Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the Nathan’s Annual Report on Form 10-K.

Compensation Committee of
the Board of Directors

Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. However, unless the Company specifically states otherwise in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, this Compensation Committee Report shall not constitute soliciting material, shall not be deemed to be incorporated by reference or otherwise be considered filed under the Securities Act or the Securities Exchange Act, irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 27, 2016, Messrs. Eide, Genson and Leistner served on the Compensation Committee. No member of the Compensation Committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Compensation of NEOs

The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal 2016 Year-End table and information under the heading “Option Exercises and Stock Vested in Fiscal 2016” provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our NEOs.

Other than the 401(k) Savings Plan, the Company has not established a plan that provides for payments or other benefits at, following or in connection with the retirement of any employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year1)	Salary (1) ($)	Bonus ($)	Stock Award ($)		Option Award(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Eric Gatoff
Chief Executive	2016	$375,000	$600,000	—		—	—	—	$42,085	$1,017,085
Officer	2015	$371,923	$700,000	—		—	—	—	$42,864	$1,114,787
	2014	$350,000	$400,000	$1,245,000	(3)	—	—	—	$46,098	$2,041,098

Ronald G. DeVos
Vice President –	2016	$200,000	$175,000	—		—	—	—	$40,611	$415,611
Finance and Chief	2015	$200,000	$150,000	—		—	—	—	$38,367	$388,367
Financial Officer	2014	$200,000	$100,000	—		—	—	—	$39,402	$339,402

Howard M. Lorber
Executive	2016	$600,000	—	—		—	—	—	$15,166	$615,166
Chairman of the	2015	$600,000	—	—		—	—	—	$16,152	$616,152
Board	2014	$600,000	—	—		—	—	—	$16,128	$616,128

Scott Harvey
Executive Vice	2016	$231,250	$100,000	—		—	—	—	$104,993	$446,243
President(4)

Leigh Platte
Vice President –	2016	$195,000	$80,000	—		—	—	—	$28,695	$303,695
Food Service(5)	2015	$161,250	$80,000	—		—	—	—	$23,361	$264,611
___________
(1)
Our fiscal year ends on the last Sunday in March, which results in a 52 or 53 week year. The fiscal years ended March 27, 2016, March 29, 2015 and March 30, 2014 were on the basis of a 52 week period. Salaries reflect the number of weeks in the reporting period.

(2)
The amounts set forth in this column represent the dollar amount of compensation paid or accrued by each of our NEOs which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned by each NEO which comprises the aggregate amounts disclosed in this column.

(3)
On June 4, 2013, the Compensation Committee awarded 25,000 shares of restricted stock to Mr. Gatoff both to recognize Mr. Gatoff’s efforts during fiscal 2013 and prior years and to induce Mr. Gatoff to remain as the Company’s Chief Executive Officer during the restricted stock five-year vesting period. The vesting of the restricted stock is not subject to any performance conditions, but the recipient must be employed by us at the time of vesting in order for the options to vest. The amount shown represents the aggregate grant date fair value of stock options granted during fiscal 2014, determined in accordance with FASB ASC Topic 718. The valuation assumption used in determining such amounts is based on a closing price of $49.80 per share on the date of grant.

(4)	Mr. Harvey joined the Company in July 2015. All other compensation includes $87,982 of moving expenses.

(5)	Mr. Platte joined the Company in June 2014.

The Company did not grant any stock options or restricted stock to NEOs during fiscal year 2016. Accordingly this proxy statement does not include the Grants of Plan-Based Awards table.

All Other Compensation Table

Name	Company Matched 401(k) Contributions ($)(1)	Insurance Premiums ($)(2)	Mobile Telephone Payments ($)	Auto Allowance/Expense Reimbursement ($)	Total All Other Compensation ($)
Eric Gatoff	$1,988	$19,476	$2,900	$17,721	$42,085
Ronald G. DeVos	$1,988	$21,117	$1,156	$16,350	$40,611
Howard M. Lorber	$--	$1,416	$--	$13,750	$15,166
Scott Harvey	$--	$16,819	$1,166	$9,026	$104,943	(3)
Leigh Platte	$1,153	$16,645	$921	$9,975	$28,695
___________
(1)
The amounts set forth in this column represent the dollar amount of Company contributions to each NEO under our 401(k) Plan in fiscal year 2016. Additional information regarding our 401(k) Plan is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
The amounts in this column represent Company contributions for premiums for group life, medical, dental, and long-term disability insurance for each of the NEOs during fiscal year 2016. Also includes health care deductibles paid on behalf of NEOs.

(3)	Includes $87,982 of moving expenses.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested ($)
Eric Gatoff	18,936	(2)(3)	--	$11.72	06/05/2016	15,000	$630,450	(4)	--	--
Chief Executive
Officer

Ronald G. DeVos	4,734	(2)(3)	--	$11.72	06/05/2016	--	--		--	--
Vice President -
Finance and Chief
Financial Officer

Howard M. Lorber	9,468	(2)(3)	--	$11.72	06/05/2016	10,000	$420,300	(4)	--	--
Executive Chairman
of the Board

Scott Harvey	--		--	--	--	--	--		--	--
Executive Vice
President

Leigh Platte,	--		--	--	--	--	--		--	--
Vice President,
Food Service

___________
(1)	The expiration date of all option awards is five years from the date of their respective grants.

(2)
The options vest in four equal annual installments beginning on June 6, 2012. Granted pursuant to our 2010 Stock Incentive Plan. The vesting of the options is not subject to any performance conditions, but the recipients must be employed by us at the time of vesting in order for the options to vest.

(3)
On April 2, 2015 as a result of the Special Dividend, in accordance with the terms of the 2010 Incentive Stock Plan, the options held by Mr. Gatoff were replaced with options to purchase 18,936 shares at an exercise price of $11.72 per share, the options held by Mr. DeVos were replaced with options to purchase 4,734 shares at an exercise price of $11.72 per share and the options held by Mr. Lorber were replaced with options to purchase 9,468 shares at an exercise price of $11.72 per share.

(4)	Excludes the amount of the Special Dividend which is payable to the holder of the restricted stock upon vesting.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

	Options Awarded		Stock Awarded
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric Gatoff Chief Executive Officer	—	—	5,000	$320,550	(2)

Ronald G. DeVos Vice President – Finance and Chief Financial Officer	—	—	—	—

Howard M. Lorber Executive Chairman of the Board	—	—	10,000	$737,100	(2)

Scott Harvey Executive Vice President	—	—	—	—

Leigh Platte, Vice President Food Service	—	—	—	—

___________
(1)
The amounts set forth in this column represent the aggregate value realized during the fiscal year, which is determined by subtracting the exercise price of the options referenced in the column immediately to the left of this column from the closing price(s) of Nathan’s Common Stock on the date(s) of exercise of each particular option(s) and then multiplying that result by the number of shares received upon exercise(s).

(2)	Includes $125,000 and $250,000 which is the amount of the Special Dividend payable upon vesting of the restricted stock held by Messrs. Gatoff and Lorber, respectively.

Nonqualified Deferred Compensation

Neither the Company nor any NEO made any contribution, distribution or withdrawal as relates to the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

Severance Provisions of Employment Agreements and Estimation of Benefits

The employment agreements with each of Messrs. Gatoff and Lorber provide that on the termination of his agreement, the NEO is entitled to certain payments as follows:

Eric Gatoff

•	Termination by the Company without Cause (as defined in the agreement): salary for the remainder of the contract term

•	Termination by the Company for Cause (as defined in the agreement): salary, reimbursable expenses and benefits through the date of termination

•
Death: salary and bonus for balance of contract term with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year, plus reimbursable expenses and benefits through the end of the term

•	Disability: lump sum equal to his then base salary and bonus with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year

•
Change-in-control: if agreement is terminated within one year (by the Company without cause or by the executive for any reason), entitled to lump sum cash payment equal to annual salary plus bonus (paid or payable for the most recently-completed fiscal year)

Howard M. Lorber

•
In the event of any termination other than for Cause (as defined in the agreement), Mr. Lorber is entitled to receive, in addition to the other benefits specified below: salary through the date of termination, unused vacation from prior years, annual bonus for the current fiscal year prorated through the date of termination, any bonus previously awarded but not yet paid, any deferred compensation and other benefits that have vested through the date of termination

•
Termination by the Company without Cause or by Mr. Lorber for Good Reason (as defined in the agreement): salary and bonus for the remainder of the contract term, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, continued participation in benefit plans and perquisites until the end of the term

•	Termination by the Company for Cause: salary through the date of termination, unused vacation and any bonus previously awarded but not yet paid

•
Death or disability: annual salary and annual bonuses for a three-year period, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination

•
Due to expiration of the agreement or, if earlier, upon termination (i) by mutual agreement, (ii) by Retirement (as defined in the agreement), or (iii) due to a Change in Control, Mr. Lorber becomes a consultant to the Company for a three-year term, during which he will receive compensation of $200,000 per year

•
Change-in-control: if agreement is terminated within one year (by the Company without Cause or by the executive for any reason other than Cause, retirement, death or disability), entitled to lump sum cash payment equal to the greater of (A) his annual salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, or (B) 2.99 times his annual salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our Common Stock and such then current market price, continued participation in benefit plans and perquisites until the end of the term and a tax gross-up payment to cover any excise tax due

Estimation of Benefits

The following tables were prepared as though each NEO’s employment was terminated on March 27, 2016 (the last business day of fiscal 2016) using the closing price of the Company’s Common Stock as of Friday March 25, 2016 ($42.03) and the respective NEO’s salary then in effect. The amounts under the columns which reflect a Change in Control assume that a change in control occurred on March 27, 2016. However, the executives’ employment was not terminated on March 27, 2016 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price). The value of restricted stock is based on the market price of the Company’s Common Stock as of Friday March 25, 2016.

Eric Gatoff
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death		Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance*	$297,115	$897,115		$897,115	$15,865	$990,865
Value of Accelerated Unvested Equity	—	—		—	—	$1,204,400
Benefits Continuation	—	$31,564	**	—	—	—
__________
*	Includes accrued vacation pay of $15,865 as of March 27, 2016.

**	Represents cost of benefits for the nine-month period through the end of the current employment term.

Ronald DeVos
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance*	$23,077	$23,077	$23,077	$23,077	$23,077
Value of Accelerated Unvested Equity	—	—	—	—	$143,488
__________
*	Consists of accrued vacation pay as of March 27, 2016.

Howard Lorber
	Termination by Company without Cause or by Named Executive Officer with Good Reason		Death		Termination by Company of Named Executive Officer due to Disability		Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance	$1,650,000		$1,800,000		$1,800,000		—	$1,794,000
Value of Accelerated Unvested Equity	—		—		—		—	$707,275
Benefits Continuation	$26,541	*	$45,498	**	$45,498	**	—	$72,039	***
Excise Tax and Gross-Up	$—		—		—		—	$—
__________
*	Represents cost of benefits through the end of the current employment term.

**	Represents cost of benefits for a three-year period.

***	Represents cost of benefits through the end of the current employment term and a three-year consulting period.

Scott Harvey
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance*	$18,750	$18,750	$18,750	$18,750	$18,750
Value of Accelerated Unvested Equity	—	—	—	—	—
Benefits Continuation	—	—	—	—	—
__________
*	Consists of accrued vacation pay as of March 27, 2016.

Leigh Platte
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance*	$750	$750	$750	$750	$750
Value of Accelerated Unvested Equity	—	—	—	—	—
__________
*	Consists of accrued vacation pay as of March 27, 2016.

Risk Considerations in our Compensation Programs

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. As discussed above in the Compensation Discussion and Analysis, our Compensation Committee reviewed our policies and practices for executive officers. The Compensation Discussion and Analysis further identifies the features of our executive compensation program that are designed to mitigate the potential for inappropriate or excessive risk-taking by executive officers. Management also provided an assessment to the Compensation Committee regarding our compensation policies and practices for employees other than our executive officers and noted several features of our compensation program for employees that reduce the likelihood of excessive risk-taking: pay is structured to include both fixed (salary) and variable compensation (bonus and equity), with a primary emphasis on fixed compensation; any increases to base salary are typically related to cost-of-living adjustments; only a small number of employees receive bonuses and, with the exception of the Named Executive Officers (excluding the Executive Chairman), such bonuses are generally not a significant component of an employee’s total compensation; long-term incentives are granted as equity that vests over multiple years; and the existence of our corporate-wide ethics and compliance program.

Equity Plan Information

The following table sets forth information regarding our equity compensation plans as of March 27, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	67,221	$18.44	223,698	*
Equity compensation plans not approved by security holders	—	—	—
Total	67,221	$18.44	223,698	*

The following table sets forth information regarding our equity plans as of March 27, 2016:

Name of Plan	Shares Issuable for Exercisable Options	Average Exercise Prices of Outstanding Options	Shares Available for Grant
2010 Stock Incentive Plan	67,221	$18.44	223,698	*
__________
*
Does not include additional shares that may become issuable under the 2010 Stock Incentive Plan (up to a maximum 100,000 additional options or 31,250 restricted stock or restricted stock units) in the event that option grants under the 2002 Stock Incentive Plan that were outstanding as of July 19, 2010 subsequently expire unexercised, or are otherwise forfeited.

Non-Employee Director Compensation

Directors who are not our employees receive an annual fee of $20,000 and a fee of $1,000 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $2,000 for each committee on which they serve. Currently, Mr. Norbitz does not receive compensation for his service as a director as he is compensated through his Consulting Agreement.

2016 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	(%)	($)	($)	($)	($)	($)
Robert J. Eide	$40,000	—	—	—	—	—	$40,000
Brian S. Genson	$41,000	—	—	—	—	—	$41,000
Barry Leistner	$40,000	—	—	—	—	—	$40,000
A.F. Petrocelli	$30,000	—	—	—	—	—	$30,000
Charles Raich	$30,000	—	—	—	—	—	$30,000
Wayne Norbitz	—	—	—	—	—	—	—

The table below shows the aggregate number of outstanding stock options, both vested and unvested, for each of the non-employee directors as of March 27, 2016.

Name	Outstanding Stock Options
Robert J. Eide	15,149
Brian S. Genson	18,936
Barry Leistner	18,936
A.F. Petrocelli	15,149
Charles Raich	18,936
Wayne Norbitz	0

ANNUAL REPORT

A copy of our Annual Report of Stockholders for the fiscal year ended March 27, 2016, has been provided to all stockholders as of July 20,2016. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

We will provide without charge to any stockholder, as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Ronald G. DeVos, Secretary, at the Company’s offices at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753.

By Order of the Board of Directors,

/s/ Ronald G. DeVos

Ronald G. DeVos
Secretary

July 28, 2016
Jericho, New York

APPENDIX A

NATHAN’S FAMOUS, INC.

2017 MANAGEMENT INCENTIVE PLAN
Fiscal Year Ending March 26, 2017

Plan Purpose

The Nathan’s Famous, Inc. 2017 Management Incentive Plan (“Plan”) provides for certain employees of Nathan’s Famous, Inc. (the “Company”) and its subsidiaries who are executive officers and are designated (the “Covered Employees”) to receive annual incentive awards (“Awards”) based on the achievement of specific goals and objectives as established by the Compensation Committee of the Board of Directors of the Company (the “Board”).  The Compensation Committee has delegated the authority with respect to the Plan to its Performance-Based Compensation Subcommittee (the “Committee”).

Plan Administration

By virtue of the authority delegated to the Committee, the Committee shall have the exclusive power and authority, in its discretion, to: (i) interpret the Plan; (ii) approve the designation of Covered Employees eligible to participate in the Plan; (iii) set the performance criteria and performance period for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Committee’s determinations under the Plan need not be uniform and may be made selectively among Covered Employees whether or not such Covered Employees are similarly situated.

All decisions of the Committee on any question concerning the designation of Covered Employees and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith.

In addition to such other rights of indemnification as they may have as members of the Board, members of the Committee who administer the Plan shall be defended and indemnified by the Company, to the extent permitted by law, on an after-tax basis against (i) all reasonable expenses (including attorneys’ fees) actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

Eligible Executives

Initially, for the fiscal year ending March 26, 2017 the Covered Employees will include Eric Gatoff, Chief Executive Officer (“Covered Employee 1”), Ron DeVos, Chief Financial Officer (“Covered Employee 2”), Scott Harvey, Executive Vice President (“Covered Employee 3”), and Leigh Platte, Vice President, Food Service (“Covered Employee 4”).  Additional executive officers of the Company may be added to the Plan at the discretion of the Committee.

Determination of Incentive Awards

Performance Criteria

Annual Awards will be established based on the following performance criteria:

(i)
Modified EBITDA – Earnings before interest expense, income taxes, depreciation and amortization and modified to exclude FASB 123R expenses, bonus expenses for Plan participants, litigation or claim judgments or settlements, non-operating items and expenses for restructuring, productivity initiatives or new business initiatives.  The performance measures for the year ending March 26, 2017 are set forth on Exhibit A, and the target Modified EBITDA is as established by separate resolution of the Committee on June 23, 2016.

(ii)
Company-Owned Restaurant Operating Profit.  Operating profit derived from Company-owned restaurants. The performance measures for the year ending March 26, 2017 are set forth on Exhibit B, and the target Company-Owned Restaurant Operating Profit is as established by separate resolution of the Committee on June 23, 2016.

(iii)
Franchising Revenue – Total franchise fees, royalties and rebates earned from franchising activities.  The performance measures for the year ending March 26, 2017 are set forth on Exhibit B, and the target Franchising Revenue is as established by separate resolution of the Committee on June 23, 2016.

(iv)
Foodservice Operating Profit – Operating profit derived from the Branded Products Program.  The performance measures for the year ending March 26, 2017 are set forth on Exhibit C and the target Foodservice Operating Profit is as established by separate resolution of the Committee on June 23, 2016.

The aforementioned criteria shall be adjusted by the Committee to exclude the effects of the following items: extraordinary, unusual or non-recurring items (as such terms are defined based upon Generally Accepted Accounting Principles in the United States of America); effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of assets sales or divestitures.

Individual Awards – Performance Criteria:

	Target Bonus (% of Salary)	Modified EBITDA (Weight %)
Covered Employee 1	140%	100%
Covered Employee 2	95%	100%

	Target Bonus (% of Salary)	Company-Owned Restaurant Operating Profit (Weight %)	Franchising Revenue (Weight %)
Covered Employee 3	40%	40%	60%

	Target Bonus (% of Salary)	Foodservice Operating Profit (Weight %)
Covered Employee 4	45%	100%

The amount of individual Awards will be determined by the Committee upon attainment of the performance goals based on the aforementioned criteria (the “Performance Goals”).  The Committee may exercise negative discretion with respect to any Award to reduce any amount that would otherwise be payable under the Plan.

Payment of Awards

Awards will be paid in cash no later than 2½ months after the year ending March 26, 2017.  Payment of the Awards shall be contingent upon the Committee certifying in writing that the Performance Goals and any other material terms applicable to such Award were satisfied.

Limitation on Awards

The maximum annual Award payable for the fiscal year ending March 31, 2017 to any Covered Employee under the Plan is $1,050,000.

Effective Date

The Plan is effective as of March 28, 2016, subject to approval by the Company’s stockholders on September 14, 2016, in accordance with Code Section 162(m).  No Awards shall be paid under the Plan unless the Plan is approved by the Company’s stockholders.

Amendment, Suspension or Termination of the Plan. The Committee may at any time amend, suspend or terminate the Plan. However, any amendment or modification of the Plan shall be subject to stockholder approval to the extent required under Code Section 162(m) or other applicable law or regulation.

Adopted by the Performance-Based Subcommittee on June 23, 2016 for the fiscal year ending March 26, 2017.

Exhibit A

Modified EBITDA

Percentage of Target Modified EBITDA	Covered Employee 1 % of Target Bonus	Covered Employee 2 % of Target Bonus
80%	50%	75%
100%	100%	100%
120%	150%	125%

Bonus amounts for performance criteria in-between the amounts listed above shall be determined by linear interpolation between the higher and lower amounts.

Exhibit B

Company-Owned Restaurant Operating Profit

Percentage of Target Company-Owned Restaurant Oper. Profit	Covered Employee 3 % of Weighted Target Bonus
80%	50%
100%	100%
120%	150%

Franchising Revenue

Percentage of Target Franchising Revenue	Covered Employee 3 % of Weighted Target Bonus
82%	50%
100%	100%
118%	150%

Bonus amounts for performance criteria in-between the amounts listed above shall be determined by linear interpolation between the higher and lower amounts.

Exhibit C

Foodservice Operating Profit

Percentage of Target Foodservice Operating Profit	Covered Employee 4 % of Target Bonus
75%	50%
100%	100%
125%	150%

__________________________
Bonus amounts for performance criteria in-between the amounts listed above shall be determined by linear interpolation between the higher and lower amounts.

Appendix B

NATHAN’S FAMOUS, INC.
CODE SECTION 162(m) BONUS PLAN

1. Purpose of the Plan. The purpose of the Plan is to provide a link between compensation and performance, to motivate participants to achieve corporate performance objectives and to enable the Company to attract and retain high quality Eligible Employees.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Bonus” means a cash payment made pursuant to the Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Company” means Nathan’s Famous, Inc., a Delaware corporation.

(f) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m) of the Code.

(g) “Director” means a non-Employee member of the Board.

(h) “Eligible Employee” means an Employee who holds the title or position of an executive officer and who is selected by the Committee to participate in the Plan.

(i) “Employee” means any person who is in the employ of the Company, subject to the control and direction of the Company as to both the work to be performed and the manner and method of performance. Neither service as a Director nor fees received from the Company for service as a Director shall be sufficient to constitute Employee status.

(j) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(k) “Performance Goal” means any measurable criterion tied to the success of the Company and based on one or more of the business criteria described in Section 7.

(l) “Performance Period” means a period which may range in duration from a minimum period of twelve (12) months to a maximum period of thirty-six (36) months and over which the attainment of the applicable Performance Goals set by the Committee is to be measured. The initial Performance Period under the Plan shall be the twelve (12)-month period coincident with the Company’s 2018 fiscal year beginning March 27, 2017 and ending March 25, 2018.

(m) “Plan” means the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan.

3. Administration of the Plan.

(a) The Committee. The Plan shall be administered by the Committee (or a subcommittee of the Committee) which shall be comprised solely of two or more Directors eligible to serve on a committee awarding Bonus payments qualifying as Performance-Based Compensation.

(b) Powers of the Committee. Subject the provisions of the Plan (including any other powers given to the Committee hereunder), the Committee shall have the authority, in its discretion, to:

(i) establish the duration of each Performance Period;

(ii) select the Eligible Employees who are to participate in the Plan for such Performance Period;

(iii) determine the specific Performance Goal or Goals for each Performance Period and the relative weighting of those goals, establish one or more designated levels of attainment for each such goal and set the Bonus potential for each participant at each corresponding level of attainment;

(iv) certify the level at which the applicable Performance Goal or Goals are attained for the Performance Period and determine, on the basis of that certification, the actual Bonus for each participant in an amount not to exceed his or her maximum Bonus potential for the certified level of attainment;

(v) exercise discretionary authority, when appropriate, to reduce the actual Bonus payable to any participant below his or her Bonus potential for the attained level of the Performance Goal(s) for the Performance Period;

(vi) construe and interpret the terms of the Plan and Bonuses awarded under the Plan;

(vii) establish additional terms, conditions, rules or procedures for the administration of the Plan; provided, however, that no Bonus shall be awarded under any such additional terms, conditions, rules or procedures which are inconsistent with the provisions of the Plan; and

(viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Notwithstanding any other provision of the Plan, the Committee shall interpret and administer the Plan, including exercising any discretion or authority under the terms of the Plan, in a manner that the Committee determines to be consistent with Code Section 162(m) with respect to any Bonus awarded under the Plan that the Committee intends to be eligible to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, members of the Committee who administer the Plan shall be defended and indemnified by the Company, to the extent permitted by law, on an after-tax basis against (i) all reasonable expenses (including attorneys’ fees) actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Bonus awarded hereunder and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

2

4. Coverage. All Eligible Employees shall be covered by the Plan, except to the extent the Committee may elect to exclude one or more Eligible Employees from participation in a designated Performance Period.

5. Coordination with Corporate Cash Bonus Plans; No Duplication of Benefits. While this Plan is in effect, Eligible Employees participating in this Plan shall not be eligible to participate in other cash bonus plans adopted by the Company from time to time.

6. Terms and Conditions of Bonus Awards.

(a) Pre-Established Performance Goals. Payment of Bonuses shall be based solely on account of the attainment of one or more pre-established, objective Performance Goals over the designated Performance Period. The Committee shall establish one or more objective Performance Goals with respect to each Eligible Employee in writing not later than 90 days after the commencement of the Performance Period to which the Performance Goals relate, provided that the outcome of the Performance Goals must be substantially uncertain at the time of their establishment. Performance Goals shall be based solely on one or more of the business criteria described in the Section 7 and shall be weighted, equally or in such other proportion as the Committee shall determine at the time such Performance Goals are established, for purposes of determining the actual Bonus amounts that may become payable upon the attainment of those goals.

(b) For each Performance Goal, the Committee may establish one or more designated levels of attainment and set the Bonus potential for each Eligible Employee at each designated performance level. Alternatively, the Committee may establish a linear formula for determining the Bonus potential at various points of Performance Goal attainment. Under no circumstance, however, shall the aggregate Bonus potential for any participant for any Performance Period exceed the applicable maximum dollar amount set forth in Section 6(e).

(c) Committee Certification. As soon as administratively practicable following the completion of the Performance Period, the Committee shall certify the actual levels at which the Performance Goal or Goals for that period have been attained and determine, on the basis of such certified levels, the actual Bonus amount to be paid to each Eligible Employee for that Performance Period. Payment of such Bonus amounts shall be made as soon as administratively practicable thereafter, but in no event earlier than the first day of the first fiscal year of the Company (the “Post-Performance Fiscal Year”) following the fiscal year in which the Performance Period is completed and no later than the last day of that Post-Performance Fiscal Year, unless an earlier payment date for those Bonuses would not result in the contravention of any applicable requirements under Section 409A of the Code.

(d) Committee Discretion. The Committee, in determining the amount of the Bonus actually to be paid to an Eligible Employee, shall in no event award a Bonus in excess of the dollar amount determined on the basis of the Bonus potential established for the particular level at which each of the applicable Performance Goals for the Performance Period is attained. If the actual level of attainment is between two of the designated performance levels, the Bonus amounts will be interpolated on a straight-line basis between those two levels. In addition, the Committee shall have the discretion to reduce or eliminate the Bonus that would otherwise be payable with respect to one or more Performance Goals on the basis of the certified level of attained performance of those goals. The exercise of such discretion to decrease the amount of a Bonus may be based on such criteria as the Committee may choose to apply, including (without limitation) individual performance. The Committee shall not waive any Performance Goal applicable to a participant’s Bonus potential for a particular Performance Period, except under such circumstances as the Committee deems appropriate in the event a Change in Control should occur prior to the completion of that Performance Period. For purposes of the Plan, a Change in Control shall have the same definition as set forth in the Company’s 2010 Stock Incentive Plan (or any successor to that plan).

3

(e) Individual Limitations on Awards. Notwithstanding any other provision of the Plan, the maximum amount of any Bonus paid to a Covered Employee or other Eligible Employee under the Plan shall be limited to Two Million Five Hundred Thousand Dollars $2,500,000 per each twelve (12)-month period (or portion thereof) included within the applicable Performance Period.

(f) Payment Date. No participant shall accrue any right to receive a Bonus award under the Plan unless that participant remains in Employee status until the payment date for that Bonus following the completion of the Performance Period. Accordingly, no Bonus payment shall be made to any participant who ceases Employee status prior to the payment date for that Bonus; provided, however, that the Committee shall have complete discretion to award a full or pro-rated Bonus, based on the level at which the applicable Performance Goals are attained for the Performance Period, to a participant who ceases Employee status prior to such payment date by reason of death or disability or in connection with an involuntary reduction in force.

7. Business Criteria.

(a) Permitted Criteria. Performance Goals established by the Committee may be based on any one of, or combination of, the following: net sales or revenue; unit sales; return measures (including, but not limited to, return on invested capital, assets, net assets, capital, equity and sales); gross or net profit margin; operating expense ratios; operating expense targets; productivity ratios; operating income or earnings; gross or operating margins; adjusted earnings before or after taxes, interest, depreciation and/or amortization; net earnings or net income (before or after taxes); earnings per share; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); funds from operations or similar measures, capital expenditures; share price (including, but not limited to, growth measures and total stockholder return); appreciation in the fair market value or book value of shares; cash dividends declared per share; stockholder returns, dividends and other distributions; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital); debt to equity ratio; debt levels; budget achievement; expense reduction or cost savings; operating margins; quantitative measures of customer satisfaction; quantitative measures of employee satisfaction/engagement; market share and/or new or expanded market penetration; acquisitions, strategic transactions or business expansion; product line diversification;  employee retention/attrition; safety; productivity improvements; inventory control/efficiency; modified EBITDA; Company-owned restaurant operating profit; franchising revenue; and foodservice operating profit.  Such Performance Goals may be measured not only in terms of the Company’s performance but also in terms of its performance relative to the performance of other entities or may be measured on the basis of the performance of any of the Company’s business units or divisions or any parent or subsidiary entity. Performance may also be measured on an absolute basis, relative to internal business plans or based on growth.  As may be applicable, they may also be measured on the aggregate or on a per-share basis.

(b) Authorized Adjustments. The Committee is authorized, to the extent permitted under and in a manner consistent with Section 162(m), to make adjustments in calculating the attained level of the applicable Performance Goals for a Performance Period as follows: (i) exclude restructuring charges; (ii) exclude the effects of exchange rates, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) exclude the effects of statutory adjustments to corporate tax rates; (v) exclude any items that are unusual in nature or infrequently occurring, including legal settlements; (vi) adjust for the effects of any unusual corporate item, transaction, event or development; (vii) adjust for the effects of any changes in applicable laws, regulations, accounting principles or business conditions; (viii) exclude the dilutive effects of acquisitions or joint ventures; (ix) assume that any business divested by the Company achieved the applicable Performance Goals at targeted levels during the balance of a Performance Period following such divestiture; (x) exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to common stockholders other than regular cash dividends; (xi) adjust for the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xii) adjust for the effects of any partial or complete corporate liquidation.

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8. Effective Date and Term of Plan.  If the Plan is approved by the Company’s stockholders at the 2016 annual meeting of stockholders, the Plan shall become effective on March 27, 2017.  Assuming that such stockholder approval is obtained, the Plan shall continue in effect until the Board or the Committee terminates it or until stockholder approval again is required for the Plan to meet the requirements of Code Section 162(m) but is not obtained.

9. Amendment, Suspension or Termination of the Plan. The Board or the Committee may at any time amend, suspend or terminate the Plan. However, any amendment or modification of the Plan shall be subject to stockholder approval to the extent required under Code Section 162(m) or other applicable law or regulation.

10. General Provisions.

(a) Neither the action of the Company in establishing or maintaining the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in Employee status for any period of specific duration, and each participant shall at all times remain an Employee at-will and may accordingly be discharged at any time, with or without cause and with or without advance notice of such discharge.

(b) No participant in the Plan shall have the right to transfer, alienate, pledge or encumber his or her interest in the Plan, and such interest shall not (to the maximum permitted by law) be subject to the claims of the participant’s creditors or to attachment, execution or other process of law. However, should a participant die before payment is made of the actual Bonus to which he or she has become entitled under the Plan, then that Bonus shall be paid to the executor or other legal representative of his or her estate.

(c) The terms and conditions of the Plan, together with the obligations and liabilities of the Company that accrue hereunder, shall be binding upon any successor to the Company, whether by way of merger, consolidation, reorganization or other change in ownership or control of the Company.

11. Unfunded Obligation. Eligible Employees eligible to participate in the Plan shall have the status of general unsecured creditors of the Company. Any amounts payable to such Employees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including (without limitation) Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. Employees shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

Adopted: _______________________

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WHITE PROXY CARD

NATHAN’S FAMOUS, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Howard M. Lorber and Eric Gatoff, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Nathan’s Famous, Inc., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on September 14, 2016 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION AS DIRECTORS IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This Proxy will be valid until the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒ Please mark vote as in this example in blue or black ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

1.	Election of the following nominees, as set forth in the proxy statement:

NOMINEES	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Robert J. Eide	☐	☐	☐
Eric Gatoff
Brian S. Genson
Barry Leistner
Howard M. Lorber
Wayne Norbitz
A. F. Petrocelli
Charles Raich

Note: If you do not wish for your shares of common stock to be voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares of common stock will be voted for the remaining nominee(s).

___________________________________________________________________________

2.	Approval of the Nathan’s Famous, Inc. Fiscal 2017 Management Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the Nathan’s Famous, Inc. Code Section 162(m) Bonus Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Ratification of the appointment of Grant Thornton LLP as auditors for fiscal 2017.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.